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                                                                EXHIBIT 10.1 (d)




                       AGREEMENT AND PLAN OF ORGANIZATION

                    DATED AS OF THE 1ST DAY OF FEBRUARY, 1998

                                  BY AND AMONG

                                MARINEMAX, INC.,

                        GULFWIND SOUTH ACQUISITION CORP.
                        (A SUBSIDIARY OF MARINEMAX, INC.)

                              GULFWIND SOUTH, INC.

                                       AND

                          THE STOCKHOLDERS NAMED HEREIN
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                                TABLE OF CONTENTS
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         1.       THE MERGER....................................................................................  4
                  1.1      Delivery of Filing of Articles of Merger.............................................  4
                  1.2      Effective Time.......................................................................  5
                  1.3      Articles/Certificate of Incorporation, Bylaws and Board of Directors of
                           Surviving Corporation................................................................  5
                  1.4      Certain Information With Respect to the Capital Stock of COMPANY,
                           MARINEMAX and NEWCO..................................................................  5
                  1.5      Effect of Merger.....................................................................  6
                  1.6      Accounting Treatment.................................................................  6

         2.       CONVERSION AND CANCELLATION OF STOCK..........................................................  6
                  2.1      Manner of Conversion and Cancellation................................................  6

         3.       DELIVERY OF MERGER CONSIDERATION..............................................................  7
                  3.1      Time and Manner of Delivery..........................................................  7
                  3.2      Surrender of COMPANY Stock...........................................................  7
                  3.3      Escrow of Portion of MARINEMAX Stock.................................................  7

         4.       CLOSING.......................................................................................  8

         5.       REPRESENTATIONS AND WARRANTIES OF COMPANY AND THE
                  STOCKHOLDERS..................................................................................  8
                  (A)      Representations and Warranties of COMPANY and the
                           STOCKHOLDERS.........................................................................  8
                  5.1      Due Organization.....................................................................  8
                  5.2      Authorization........................................................................  9
                  5.3      Capital Stock of COMPANY.............................................................  9
                  5.4      Transactions in Capital Stock, Organization Accounting...............................  9
                  5.5      No Bonus Shares......................................................................  9
                  5.6      Subsidiaries......................................................................... 10
                  5.7      Predecessor Status; Etc.............................................................. 10
                  5.8      Spin-off by COMPANY.................................................................. 10
                  5.9      Financial Statements................................................................. 10
                  5.10     Liabilities and Obligations.......................................................... 10
                  5.11     Accounts and Notes Receivable........................................................ 11
                  5.12     Permits and Intangibles.............................................................. 11
                  5.13     Environmental Matters................................................................ 11
                  5.14     Personal Property.................................................................... 12
                  5.15     Significant Customers; Material Contracts and Commitments............................ 12
                  5.16     Real Property........................................................................ 13
                  5.17     Insurance............................................................................ 14
                  5.18     Compensation; Employment Agreements; Organized Labor Matters......................... 14
                  5.19     Employee Plans....................................................................... 15
                  5.20     Compliance with ERISA................................................................ 15
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                  5.21     Conformity with Law; Litigation...................................................... 16
                  5.22     Taxes................................................................................ 17
                  5.23     No Violations........................................................................ 17
                  5.24     Government Contracts................................................................. 17
                  5.25     Absence of Changes................................................................... 18
                  5.26     Deposit Accounts; Powers of Attorney................................................. 19
                  5.27     Validity of Obligations.............................................................. 19
                  5.28     Relations with Governments........................................................... 19
                  5.29     Prohibited Activities................................................................ 19
                  5.30     Disclosure........................................................................... 19
                  (B)      Representations and Warranties of STOCKHOLDERS....................................... 20
                  5.31     Authority: Ownership................................................................. 20
                  5.32     Preemptive Rights.................................................................... 20
                  5.33     No Intention to Dispose of MARINEMAX Stock........................................... 20

         6.       REPRESENTATIONS OF MARINEMAX AND NEWCO........................................................ 20
                  6.1      Due Organization..................................................................... 21
                  6.2      Authorization........................................................................ 21
                  6.3      Capital Stock of MARINEMAX and NEWCO................................................. 21
                  6.4      Transactions in Capital Stock; Organization Accounting............................... 21
                  6.5      Subsidiaries......................................................................... 21
                  6.6      Financial Statements................................................................. 22
                  6.7      [Intentionally Deleted].............................................................. 22
                  6.8      Validity of Obligations.............................................................. 22
                  6.9      MARINEMAX Stock...................................................................... 22
                  6.10     Disclosure........................................................................... 22
                  6.11     No Undisclosed Agreements............................................................ 22

         7.       COVENANTS PRIOR TO CLOSING.................................................................... 22
                  7.1      Access and Cooperation; Due Diligence................................................ 22
                  7.2      Conduct of Business Pending the Merger............................................... 23
                  7.3      Prohibited Activities................................................................ 24
                  7.4      [Intentionally Deleted].............................................................. 25
                  7.5      [Intentionally Deleted.]............................................................. 25
                  7.6      Agreements........................................................................... 25
                  7.7      Notification of Certain Matters...................................................... 25
                  7.8      Delivery of Schedules; Amendment of Schedules........................................ 25
                  7.9      [Intentionally Deleted].............................................................. 26
                  7.10     Final Financial Statements........................................................... 26
                  7.11     Further Assurances................................................................... 27
                  7.12     [Intentionally Deleted].............................................................. 27
                  7.13     Compliance with the Hart-Scott Act................................................... 27

         8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDERS
                  AND COMPANY................................................................................... 27
                  8.1      Representations and Warranties; Performance of Obligations........................... 27
                  8.2      Satisfaction......................................................................... 27
                  8.3      No Litigation........................................................................ 28
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                  8.4      [Intentionally Deleted].............................................................. 28
                  8.5      Consents and Approvals............................................................... 28
                  8.6      Good Standing Certificates........................................................... 28
                  8.7      No Material Adverse Change........................................................... 28
                  8.8      [Intentionally Deleted].............................................................. 28
                  8.9      Secretary's Certificate.............................................................. 28
                  8.10     Employment Agreements................................................................ 28

         9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF MARINEMAX AND
                  NEWCO......................................................................................... 28
                  9.1      Representations and Warranties; Performance of Obligations........................... 28
                  9.2      No Litigation........................................................................ 29
                  9.3      Secretary's Certificate.............................................................. 29
                  9.4      No Material Adverse Effect........................................................... 29
                  9.5      STOCKHOLDERS' Release................................................................ 29
                  9.6      Satisfaction......................................................................... 29
                  9.7      [Intentionally Deleted].............................................................. 29
                  9.8      Consents and Approvals............................................................... 29
                  9.9      Good Standing Certificates........................................................... 30
                  9.10     Pooling Letters...................................................................... 30
                  9.11     Employment Agreements................................................................ 30
                  9.12     Specific Indemnification Agreement................................................... 30
                  9.13     FIRPTA Certificate................................................................... 30
                  9.14     Investment Agreements................................................................ 30

         10.      COVENANTS OF MARINEMAX AND THE STOCKHOLDERS AFTER
                  CLOSING....................................................................................... 30
                  10.1     Assumption of STOCKHOLDERS' Guarantees............................................... 30
                  10.2     Preservation of Tax and Accounting Treatment......................................... 30
                  10.3     Preparation and Filing of Tax Returns................................................ 31
                  10.4     Directors and Officers of the Surviving Corporation.................................. 31
                  10.5     Preservation of Employee Benefit Plans............................................... 31
                  10.6     Dividends............................................................................ 32
                  10.7     Distribution of Financial Statements................................................. 32

         11.      INDEMNIFICATION............................................................................... 32
                  11.1     General Indemnification by the STOCKHOLDERS.......................................... 32
                  11.2     Indemnification by MARINEMAX......................................................... 32
                  11.3     Third Person Claims.................................................................. 33
                  11.4     Limitations on Indemnification....................................................... 34
                  11.5     Environmental Indemnification by the STOCKHOLDERS.................................... 34

         12.      TERMINATION OF AGREEMENT...................................................................... 35
                  12.1     Termination.......................................................................... 35
                  12.2     Liabilities in Event of Termination.................................................. 36

         13.      NONCOMPETITION................................................................................ 36
                  13.1     Prohibited Activities................................................................ 36
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                  13.2     Damages.............................................................................. 37
                  13.3     Reasonable Restraint................................................................. 37
                  13.4     Severability; Reformation............................................................ 37
                  13.5     Independent Covenant................................................................. 37
                  13.6     Materiality.......................................................................... 38

         14.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION..................................................... 38
                  14.1     STOCKHOLDERS......................................................................... 38
                  14.2     MARINEMAX AND NEWCO.................................................................. 38
                  14.3     Damages.............................................................................. 39
                  14.4     Survival............................................................................. 39

         15.      TRANSFER RESTRICTIONS......................................................................... 39
                  15.1     Transfer Restrictions................................................................ 39

         16.      FEDERAL SECURITIES ACT REPRESENTATIONS........................................................ 39
                  16.1     Compliance with Law.................................................................. 39
                  16.2     Economic Risk; Sophistication........................................................ 40

         17.      GENERAL....................................................................................... 40
                  17.1     Cooperation.......................................................................... 40
                  17.2     Successors and Assigns............................................................... 40
                  17.3     Entire Agreement..................................................................... 40
                  17.4     Counterparts......................................................................... 41
                  17.5     Brokers and Agents................................................................... 41
                  17.6     Expenses............................................................................. 41
                  17.7     Notices.............................................................................. 41
                  17.8     Governing Law........................................................................ 43
                  17.9     Survival of Representations and Warranties........................................... 43
                  17.10    Exercise of Rights and Remedies...................................................... 43
                  17.11    Time................................................................................. 43
                  17.12    Reformation and Severability......................................................... 43
                  17.13    Remedies Cumulative.................................................................. 43
                  17.14    Captions............................................................................. 43
                  17.15    Amendments and Waivers............................................................... 43
                  17.16    Execution by Facsimile; Delivery of Original Signed Agreement........................ 44
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                       AGREEMENT AND PLAN OF ORGANIZATION


         THIS AGREEMENT AND PLAN OF ORGANIZATION (this "Agreement") is made as of the 1st day of February, 1998, by and among MARINEMAX, INC., a Delaware corporation ("MARINEMAX"), GULFWIND SOUTH ACQUISITION CORP., a Delaware corporation ("NEWCO"), GULFWIND SOUTH, INC., a Florida corporation (the "COMPANY"), BARRY MARSHALL ("Stockholder 1"), DANA MARSHALL KING ("Stockholder 2"), JERRY MARSHALL ("Stockholder 3"), and GERALD PEDIGO ("Stockholder 4")(Stockholder 1, Stockholder 2, Stockholder 3, and Stockholder 4 may be referred to individually herein as a "STOCKHOLDER" and collectively as the "STOCKHOLDERS").

         WHEREAS, NEWCO is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated solely for the purpose of completing the transactions set forth herein, and is a wholly-owned subsidiary of MARINEMAX.

         WHEREAS, the respective Boards of Directors of NEWCO and COMPANY (which together are hereinafter collectively referred to as "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that NEWCO merge with and into COMPANY pursuant to this Agreement and the applicable provisions of the laws of the States of Delaware and Florida;

         WHEREAS, MARINEMAX is entering into other separate agreements substantially similar to this Agreement (the "Other Agreements"), each of which is entitled "Agreement and Plan of Organization," with each of the Other Founding Companies and their respective stockholders in order to acquire additional companies engaged in the business of selling, renting and leasing nautical and other lifestyle entertainment products and services, and related activities;

         WHEREAS, this Agreement and the Other Agreements constitute the "MARINEMAX Plan of Organization," and the parties intend that each merger comprising the MARINEMAX Plan of Organization be accounted for as a pooling-of-interests for accounting purposes;

         WHEREAS, the STOCKHOLDERS and the Boards of Directors and the stockholders of MARINEMAX, NEWCO, each of the Other Founding Companies and each of the subsidiaries of MARINEMAX that are parties to the Other Agreements have approved and adopted the MARINEMAX Plan of Organization as an integrated plan pursuant to which the STOCKHOLDERS and the stockholders of each of the Other Founding Companies will transfer the capital stock of each of the Founding Companies to MARINEMAX and the STOCKHOLDERS and the stockholders of each of the Other Founding Companies as a tax-free transfer of property under Section 351 of the Internal Revenue Code of 1986, as amended ("Code");

         WHEREAS, in consideration of the agreements of the Other Founding Companies pursuant to the Other Agreements, and other consideration herein recited, the Board of Directors of COMPANY has approved this Agreement as part of the MARINEMAX Plan of Organization in order to transfer all of the capital stock of COMPANY to MARINEMAX:
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         WHEREAS, unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule attached hereto and not otherwise defined shall have the following meanings for all purposes of this Agreement:

         "1933 Act" means the Securities Act of 1933, as amended.

         "1934 Act" means the Securities Exchange Act of 1934, as amended.

         "Acquired Party" means the COMPANY and any indirect or direct subsidiaries of COMPANY.

         "Acquisition Companies" shall mean NEWCO and each of the other Delaware companies wholly-owned by MARINEMAX prior to the Effective Time.

         "Affiliates" has the meaning set forth in Section 5.8.

         "Articles of Merger" shall mean those Articles or Certificates of Merger with respect to the Merger substantially in the forms attached as Annex I hereto or with such other changes therein as may be required by applicable state laws.

         "Balance Sheet Date" means September 30, 1997.

         "Charter Documents" has the meaning set forth in Section 5.1.

         "Closing" has the meaning set forth in Section 4.

         "Closing Date" has the meaning set forth in Section 4.

         "Code" shall have the meaning set forth in the fifth recital of this Agreement.

         "COMPANY" has the meaning set forth in the first paragraph of this Agreement.

         "COMPANY Financial Statements" has the meaning set forth in Section
5.9.

         "COMPANY Stock" has the meaning set forth in Section 2.1.

         "Constituent Corporations" has the meaning set forth in the second recital of this Agreement.

         "Delaware GCL" means the Delaware General Corporation Law, as it may be amended from time to time.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Effective Time" shall mean the time as of which the Merger becomes effective.

         "Environmental Laws" has the meaning set forth in Section 5.13.

         "Escrow and Security Agreement" has the meaning set forth in Section
3.3.

         "Expiration Date" has the meaning set forth in Section 5(A).

         "Final COMPANY Financial Statements" has the meaning set forth in
Section 7.10.

         "Founding Companies" means:

                  BASSETT BOAT COMPANY OF FLORIDA, a Florida corporation, 11502 DUMAS, INC., a Texas corporation,
                  GULFWIND SOUTH, INC., a Florida corporation,
                  GULFWIND USA, INC., a Florida corporation,
                  HARRISON'S BOAT CENTER, INC., a California corporation, and HARRISON'S MARINE CENTERS OF ARIZONA, INC., an Arizona
                    corporation,

         "GAAP" shall mean generally accepted accounting principles in the United States.

         "Hart-Scott Act"" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

         "Indemnification Deductible" has the meaning set forth in Section 11.4.

         "Indemnified Party" has the meaning set forth in Section 11.3.

         "Indemnifying Party" has the meaning set forth in Section 11.3.

         "IRS" shall mean the Internal Revenue Service.

         "MARINEMAX" has the meaning set forth in the first paragraph of this Agreement.

         "MARINEMAX Charter Documents" has the meaning set forth in Section 6.1.

         "MARINEMAX Plan of Organization" has the meaning set forth in the fourth recital of this Agreement.

         "MARINEMAX Stock" means the common stock, par value $.001 per share, of MARINEMAX.

         "Material Adverse Effect" has the meaning set forth in Section 5.1.

         "Material Documents" has the meaning set forth in Section 5.23.

         "Merger" means the merger of NEWCO with and into COMPANY pursuant to this Agreement and the applicable provisions of the laws of the State of Delaware and other applicable state laws.

         "NEWCO" has the meaning set forth in the first paragraph of this Agreement.

         "NEWCO Stock" means the common stock, par value $.001 per share, of NEWCO.

         "Other Agreements" has the meaning set forth in the third recital of this Agreement.

         "Other Founding Companies" means all of the Founding Companies other than COMPANY.

         "Pooling Letters" shall have the meaning set forth in Section 9.10.

         "Qualified Plans" has the meaning set forth in Section 5.20.

         "Restricted Period" means that period of time defined in Section 13.1.

         "Returns" means any returns, reports or statements (including, without limitation, any information returns) required to be filed for purposes of a particular Tax.

         "Schedules" means the schedules attached hereto or that will be provided within fifteen (15) days from the execution of this Agreement (as amended in compliance with Section 7.8 hereof), which reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

         "SEC" means the United States Securities and Exchange Commission.

         "Statutory Liens" has the meaning set forth in Section 7.3.

         "STOCKHOLDERS" has the meaning set forth in the first paragraph of this Agreement.

         "Surviving Corporation" shall mean COMPANY as the surviving party in the Merger.

         "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add on minimum tax, or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

         "Territory" has the meaning set forth in Section 13.1.

         "Third Person" has the meaning set forth in Section 11.3.

         "Transfer Taxes" has the meaning set forth in Section 18.6.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.       THE MERGER

         1.1 DELIVERY OF FILING OF ARTICLES OF MERGER. The Constituent Corporations will cause the Articles of Merger to be signed, verified and filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Florida and stamped receipt copies of each such filing to be delivered to MARINEMAX at the Effective Time.





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
         1.2 EFFECTIVE TIME. At the Effective Time, NEWCO shall be merged with and into COMPANY in accordance with the Articles of Merger, the separate existence of NEWCO shall cease, COMPANY shall be the surviving party in the Merger. The Merger will be effected in a single transaction.

         1.3 ARTICLES/CERTIFICATE OF INCORPORATION, BYLAWS AND BOARD OF DIRECTORS OF SURVIVING CORPORATION. At the Effective Time:

                  (i) the Articles/Certificate of Incorporation of COMPANY then in effect shall be the Articles/Certificate of Incorporation of the Surviving Corporation until changed as provided by applicable law;

                  (ii) the Bylaws of NEWCO then in effect shall become the Bylaws of the Surviving Corporation; and subsequent to the Effective Time, such Bylaws shall be the Bylaws of the Surviving Corporation until they shall thereafter be duly amended;

                  (iii) the Board of Directors of the Surviving Corporation shall consist of the persons who are on the Board of Directors of COMPANY immediately prior to the Effective Time, provided that William H. McGill, Jr. shall be elected as a director of the Surviving Corporation effective as of the Effective Time; the Board of Directors of the Surviving Corporation shall hold office subject to the provisions of the laws of the State of Florida and of the Articles/Certificate of Incorporation and Bylaws of the Surviving Corporation; and

                  (iv) the officers of COMPANY immediately prior to the Effective Time shall continue as the officers of the Surviving Corporation in the same capacity or capacities, and effective at the Effective Time William H. McGill, Jr. shall be appointed as vice president of the Surviving Corporation and Michael H. McLamb, Treasurer and Assistant Secretary, shall be appointed as an assistant secretary of the Surviving Corporation, each of such officers to serve, subject to the provisions of the Articles/Certificate of Incorporation and Bylaws of the Surviving Corporation, until his successor is duly elected and qualified.

         1.4 CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK OF COMPANY, MARINEMAX AND NEWCO. The respective designations and numbers of outstanding shares and voting rights of each class of outstanding capital stock of COMPANY, MARINEMAX and NEWCO as of the date of this Agreement are as follows:

                  (i) as of the date of this Agreement, the authorized and outstanding capital stock of COMPANY is as set forth on Schedule 5.3 hereto;

                  (ii) immediately prior to the Effective Time, the authorized capital stock of MARINEMAX will consist of Thirty Million (30,000,000) shares of MARINEMAX Stock, of which the number of issued and outstanding shares will be set forth on Schedule 6.3 hereof.

                  (iii) as of the date of this Agreement, the authorized capital stock of NEWCO consists of One Thousand (1,000) shares of NEWCO Stock, of which One (1) share is issued and outstanding.

         1.5 EFFECT OF MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Delaware GCL and the laws of the State of Florida. Except as herein specifically set forth, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of COMPANY shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of NEWCO shall be merged with and into COMPANY, and COMPANY, as the Surviving Corporation, shall be fully vested therewith. At the Effective Time, the separate existence of NEWCO shall cease and, in accordance with the terms of this Agreement, the Surviving Corporation shall possess all of the rights, privileges, immunities and franchises, of a public, as well as of a private, nature, and all property, real, personal and mixed, and all debts due on all accounts whatsoever, including, without limitation, subscriptions to shares, and all taxes, including those due and owing and those accrued, and all other choses in action, and all and every other interest of or belonging to or due to COMPANY, and NEWCO shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all of the respective properties, rights and privileges, powers and franchises and all and every other interest of COMPANY and NEWCO shall be thereafter be the property of the Surviving Corporation as they were of COMPANY and NEWCO prior to the Merger; the title to any real estate, or interest therein, whether by deed or otherwise, under the laws of the state of incorporation vested in COMPANY and NEWCO, shall not revert or be in any way impaired by reason of the Merger; and the assets, liabilities, reserves, and accounts of COMPANY shall be taken up on the books of the Surviving Corporation at the amounts at which they respectively were carried on the books of COMPANY, subject to such adjustments as may be appropriate in giving effect to the Merger and the accounting for the Merger as a pooling-of-interests. Except as otherwise provided herein, the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of COMPANY and NEWCO and any claim existing, or action or proceeding pending, by or against COMPANY or NEWCO may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in their place. Neither the rights of creditors nor any liens upon the property of COMPANY or NEWCO shall be impaired by the Merger, and all debts, liabilities and duties of COMPANY and NEWCO shall attach to the Surviving Corporation, and may be enforced against such Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by such Surviving Corporation. The separate corporate existence of any direct or indirect subsidiary of Company existing prior to the Merger shall continue unaffected by the Merger, and such subsidiaries shall be subsidiaries of the Surviving Corporation at the Effective Time.

         1.6 ACCOUNTING TREATMENT. The Merger shall be accounted for as a pooling-of-interests, in accordance with GAAP and the rules and regulations of the SEC.

2.       CONVERSION AND CANCELLATION OF STOCK

         2.1 MANNER OF CONVERSION AND CANCELLATION. The manner of converting the shares of the outstanding capital stock of COMPANY (the "COMPANY Stock"), and the cancellation of the NEWCO Stock, issued and outstanding immediately prior to the Effective Time, respectively, shall be as follows:

         As of the Effective Time:

                  (i) all of the shares of COMPANY Stock issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be deemed to represent the right to receive the number of shares of MARINEMAX Stock set forth on Annex II hereto with respect to such holder;

                  (ii) all shares of COMPANY Stock that are held by COMPANY as treasury stock shall be canceled and retired and no shares of MARINEMAX Stock or other consideration shall be delivered or paid in exchange therefor; and

                  (iii) each share of NEWCO Stock issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of MARINEMAX, automatically be cancelled.

         All MARINEMAX Stock received by the STOCKHOLDERS pursuant to this Agreement shall, except for restrictions on resale or transfer described in Sections 15 and 16 hereof and in the Pooling Letters referred to in Section 9.10 hereof, have the same rights as all the other shares of outstanding MARINEMAX Stock by reason of the provisions of the Certificate of Incorporation of MARINEMAX or as otherwise provided by the Delaware GCL. All voting rights of such MARINEMAX Stock received by the STOCKHOLDERS shall be fully exercisable by the STOCKHOLDERS and the STOCKHOLDERS shall not be deprived nor restricted in exercising those rights.

3.       DELIVERY OF MERGER CONSIDERATION

         3.1 TIME AND MANNER OF DELIVERY. At the Closing, or as soon thereafter as reasonably practicable, but in no event more than Fifteen (15) days after the Closing, the STOCKHOLDERS shall receive the respective number of shares of MARINEMAX Stock as set forth on Annex II hereto; provided, however, that the STOCKHOLDERS shall have previously surrendered all of COMPANY Stock to MARINEMAX as provided in Section 3.2 below.

         3.2 SURRENDER OF COMPANY STOCK. The STOCKHOLDERS shall deliver to MARINEMAX at the Closing the certificates representing COMPANY Stock, duly endorsed in-blank by the STOCKHOLDERS, or accompanied by in-blank stock powers, and with all necessary transfer tax and other revenue stamps, pursuant to applicable law, acquired at the STOCKHOLDERS' expense, affixed and canceled, such COMPANY Stock to be free and clear of all liens, claims, rights, charges and encumbrances of every nature whatsoever. The STOCKHOLDERS agree promptly to cure any deficiencies with respect to the endorsement of the stock certificates or other documents of conveyance with respect to such COMPANY Stock or with respect to the stock powers accompanying COMPANY Stock.

         3.3 ESCROW OF PORTION OF MARINEMAX STOCK. At the Closing, each of the STOCKHOLDERS agrees to deliver or cause to be delivered into escrow for a period of one (1) year following the Effective Time an aggregate of ten percent (10%) of the MARINEMAX Stock delivered to each such STOCKHOLDER pursuant to this Agreement for purposes of securing the obligations, representations and warranties of the STOCKHOLDERS arising under this Agreement and all documents executed in connection herewith, such escrow to be governed by an escrow and security agreement in the form attached hereto as ANNEX III (the "Escrow and Security Agreement"). STOCKHOLDERS each agree to execute and deliver the Escrow and Security Agreement at the Closing effective at the Effective Time.

4.       CLOSING

         At or prior to the Closing, the parties shall take all actions necessary to prepare to (i) effect the Merger (including, without limitation, if permitted by applicable state law, the filing with the appropriate state authorities of the Articles of Merger specifying the Effective Time as the delayed effective time of the Merger), and (ii) effect the conversion and delivery of shares referred to in Section 3 hereof; provided, however, that such actions shall not include the actual completion of the Merger or the conversion and delivery of the shares referred to in Section 3 hereof, each of which actions shall be deemed taken at the Effective Time as herein provided. In the event that the conditions precedent contained in and this Agreement are not satisfied or waived and this Agreement is thereby terminated, MARINEMAX hereby covenants and agrees to do all things required by the Delaware GCL and by the applicable corporate laws of the State of Florida in order to stop or rescind the Merger effected by the filing of the Articles of Merger as described in this Section. The taking of the actions described in clauses (i) and (ii) above shall take place at a closing (the "Closing") to be held following the satisfaction or waiver of the conditions precedent set forth in Section 5, 8 and 9 hereof on such date as MARINEMAX shall determine (the "Closing Date") at the offices of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., One East Camelback Road, Suite 1100, Phoenix, Arizona 85012. At the Effective Time (x) the Articles of Merger shall be or shall have been filed with the appropriate state authorities so that the Merger shall be effective at the Effective Time, and (y) the parties shall be deemed to have consummated the transactions contemplated by this Agreement, including, without limitation, the conversion and delivery of shares, which the STOCKHOLDERS shall be entitled to receive pursuant to the Merger referred to in Section 3 hereof. The time at which the actions described in the preceding clauses (x) and (y) occur shall be referred to as the "Effective Time."

5.       REPRESENTATIONS AND WARRANTIES OF COMPANY AND THE STOCKHOLDERS

         (A) REPRESENTATIONS AND WARRANTIES OF COMPANY AND THE STOCKHOLDERS. Each of COMPANY and the STOCKHOLDERS represents and warrants that all of the following representations and warranties in this Section 5(A) are true, complete and correct at the date of this Agreement and, subject to Section 7.8 hereof, shall be true, complete, and correct at the time of Closing and at the Effective Time and that such representations and warranties shall survive the Closing and the Effective Time for a period of the earlier of (i) the date of the first audit of financial statements of the Surviving Corporation containing combined operations of MARINEMAX and the Surviving Corporation for those representations and warranties set forth within Section 5(A) which representations and warranties specifically deal with items that would be expected to be encountered in the audit process, or (ii) twelve (12) months, the last day of such period being the "Expiration Date". For purposes of this Section 5(A), the term COMPANY shall mean and refer to COMPANY and all other Acquired Parties, if any.

         5.1 DUE ORGANIZATION. COMPANY is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has the requisite power and authority to carry on its business as it is now being conducted. COMPANY is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, sales or leasing of its properties makes such qualification necessary, except (i) as set forth on Schedule 5.1 or (ii) where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise), of COMPANY taken as a whole (as used herein with respect to COMPANY, or with respect to any person, a "Material Adverse Effect").

Schedule 5.1 sets forth the jurisdiction in which COMPANY is incorporated and contains a list of all jurisdictions in which COMPANY is authorized or qualified to do business. True, complete and correct copies of the Articles/Certificate of Incorporation and Bylaws, each as amended, of COMPANY (the "Charter Documents") are attached hereto in Schedule 5.1. The stock records of COMPANY, as heretofore made available to MARINEMAX, are correct and complete in all material respects. There are no minutes in the possession of COMPANY or the STOCKHOLDERS which have not been supplied to MARINEMAX, and all of such minutes are correct and complete in all respects. The most recent minutes of COMPANY, which are dated no earlier than ten (10) business days prior to the date hereof, affirm and ratify all prior acts of COMPANY, and of its officers and directors on behalf and for the benefit of COMPANY.

         5.2 AUTHORIZATION. The representatives of COMPANY executing this Agreement have the authority to enter into and bind COMPANY to the terms of this Agreement. COMPANY has the full legal right, power and authority to enter into this Agreement and the Merger, subject to the terms of the approval of the STOCKHOLDERS and the Board of Directors of COMPANY described on Schedule 5.2, executed copies of which are attached thereto.

         5.3 CAPITAL STOCK OF COMPANY. The authorized capital stock of COMPANY is as set forth in Schedule 5.3. All of the issued and outstanding shares of the capital stock of COMPANY are owned by the STOCKHOLDERS in the amounts set forth in Schedule 5.3 and further, except as set forth in Schedule 5.3, are owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. The STOCKHOLDERS are the sole stockholders of COMPANY. Except as disclosed in Schedule 5.3 hereto, each STOCKHOLDER has at all times during the two (2) year period immediately preceding the date hereof owned or maintained sole equitable and beneficial interest in all of the issued and outstanding shares of the capital stock of COMPANY as to which such STOCKHOLDER is the registered holder, as set forth in
Schedule 5.3 hereto. All of the issued and outstanding shares of the capital stock of COMPANY have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the STOCKHOLDERS and further, such shares were offered, issued, sold and delivered by COMPANY in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of any preemptive rights of any past or present stockholder.

         5.4 TRANSACTIONS IN CAPITAL STOCK, ORGANIZATION ACCOUNTING. Except as set forth on Schedule 5.4, COMPANY has not acquired or redeemed any COMPANY Stock since the Balance Sheet Date. Except as set forth on Schedule 5.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates COMPANY to issue any of its capital stock; (ii) COMPANY has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (iii) neither the voting stock structure of COMPANY nor the relative ownership of shares among any of its respective stockholders has been altered or changed in contemplation of the Merger and/or the MARINEMAX Plan of Organization. Schedule 5.4 also includes complete and accurate copies of all stock option or stock purchase plans, including, without limitation, a list of all outstanding options, warrants or other rights to acquire shares of COMPANY's stock.

         5.5 NO BONUS SHARES. Except as set forth on Schedule 5.5, none of the shares of COMPANY Stock was issued pursuant to awards, grants or bonuses in contemplation of the Merger or the MARINEMAX Plan of Organization.

         5.6 SUBSIDIARIES. Except as set forth on Schedule 5.6, COMPANY has no subsidiaries. Except as set forth on Schedule 5.6, COMPANY does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, nor is COMPANY, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

         5.7 PREDECESSOR STATUS; ETC. Set forth in Schedule 5.7 is a listing of all names of all predecessor companies of COMPANY, including the names of any entities acquired by COMPANY (by stock purchase, merger or otherwise) or owned by COMPANY or from whom COMPANY previously acquired material assets, in any case, from the earliest date upon which any STOCKHOLDER acquired his or her stock in any COMPANY. Except as disclosed on Schedule 5.7, COMPANY has not been, within such period of time, a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

         5.8 SPIN-OFF BY COMPANY. Except as set forth on Schedule 5.8, there has not been any sale, spin-off or split-up of material assets of either COMPANY or any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, COMPANY ("Affiliates") since September 30, 1997.

         5.9 FINANCIAL STATEMENTS. Attached hereto as Schedule 5.9 are copies of the following financial statements of COMPANY (the "COMPANY Financial Statements"): COMPANY's audited Balance Sheets as of December 31, 1996 and September 30, 1997, and Statements of Operations, Shareholders' Equity and Cash Flows for the year ended December 31, 1996 and for the nine month period ended September 30, 1997. COMPANY Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and for the periods prior thereto (except as noted thereon or on Schedule 5.9). Except as set forth on Schedule 5.9, COMPANY's Balance Sheets as of December 31, 1996 and September 30, 1997 each present fairly in all material respects the financial position of COMPANY as of the dates indicated thereon, and COMPANY's Statements of Operations, Shareholders' Equity and Cash Flows referenced herein present fairly in all material respects the results of operations for the periods indicated thereon.

         5.10 LIABILITIES AND OBLIGATIONS. COMPANY has delivered to MARINEMAX a true, complete and accurate list (which is set forth on Schedule 5.10) as of the Balance Sheet Date of (i) all material liabilities of COMPANY which are not reflected on the balance sheet of COMPANY at the Balance Sheet Date or otherwise reflected in COMPANY Financial Statements at the Balance Sheet Date which by their nature would be required in accordance with GAAP to be reflected in such balance sheet, and (ii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements to which COMPANY or any of its assets is bound and which individually or in the aggregate involve sums in excess of $25,000. Except as set forth on Schedule 5.10, since the Balance Sheet Date, COMPANY has not incurred any material liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business. COMPANY has also delivered to MARINEMAX on Schedule 5.10, in the case of those contingent liabilities related to pending or threatened litigation, or other liabilities incurred under the agreements listed pursuant to Section 5.10(ii) which are not fixed or otherwise accrued or reserved, a good faith and reasonable estimate of the maximum amount which COMPANY reasonably expects will be payable. For each such contingent liability or liability for which the amount is not fixed or is contested, COMPANY has provided to MARINEMAX the following information:

                  (i) a summary description of the liability together with the following:

                           (a) copies of all relevant documentation relating thereto; and

                           (b) amounts claimed and any other action or relief sought;

                  (ii) the name of each court or agency before which such claim, suit or proceeding is pending;

                  (iii) the date such claim, suit or proceeding was instituted; and

                  (iv) a good faith and reasonable estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the estimate shall for purposes of this Agreement be deemed zero.

         5.11 ACCOUNTS AND NOTES RECEIVABLE. COMPANY has delivered to MARINEMAX a true, complete and accurate list (which is set forth on Schedule 5.11) of the accounts and notes receivable of COMPANY, as of the Balance Sheet Date, including any such amounts which are not reflected in the balance sheet as of the Balance Sheet Date, and including receivables from and advances to employees and the STOCKHOLDERS. Except to the extent reflected on Schedule 5.11, such accounts, notes and other receivables are collectible in the amounts shown on
Schedule 5.11, net of reserves reflected in the balance sheet as of the Balance Sheet Date.

         5.12 PERMITS AND INTANGIBLES. COMPANY and its employees hold all licenses, franchises, permits and authorizations (governmental or otherwise) the absence of any of which could have a Material Adverse Effect on COMPANY's business, including, without limitation, all licenses, franchises, rights and authorizations from Brunswick Corporation and Ray Industries, Inc., necessary or beneficial for the business of COMPANY. COMPANY has delivered to MARINEMAX an accurate list and summary description (which is set forth on Schedule 5.12) of all such licenses, franchises, permits and authorizations, including permits, titles (including motor vehicle titles and current registrations), fuel permits, licenses, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights owned or held by COMPANY or any of its employees (including interests in software or other technology systems, programs and intellectual property) (it being understood and agreed that a list of all environmental permits and other environmental approvals is set forth on Schedule 5.13). To the best knowledge and belief of COMPANY and STOCKHOLDERS after due inquiry, the licenses, franchises, permits and authorizations listed on Schedules 5.12 and 5.13 are valid, and COMPANY has not received any notice that any entity, governmental or otherwise, intends to cancel, limit, terminate or not renew any such license, franchise, permit or authorization. COMPANY has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the licenses, franchises, permits and authorizations listed on Schedules 5.12 and 5.13 and is not in violation of any of the foregoing except where such non-compliance or violation would not have a Material Adverse Effect on COMPANY. Except as specifically provided in Schedule 5.12, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to COMPANY by, any such licenses, franchises, permits or authorizations.

         5.13 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 5.13, and except where any failure to comply or action would not have a Material Adverse Effect, (i) COMPANY has complied with and is in compliance with all federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to COMPANY or any of its properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes and Hazardous Substances including petroleum and petroleum products (as such terms are defined in any applicable Environmental Law); (ii) COMPANY has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes and Hazardous Substances, a list of all of such permits and approvals is set forth on Schedule 5.13; (iii) COMPANY has reported to the appropriate authorities, to the extent required by all Environmental Laws, all past and present sites owned and operated by COMPANY where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled; (iv) there have been no releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property owned or operated by COMPANY except as permitted by Environmental Laws; (v) COMPANY and STOCKHOLDERS know of no on-site or off-site location to which COMPANY has transported or disposed of Hazardous Wastes and Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which is reasonably likely to lead to any claim against COMPANY, MARINEMAX or NEWCO for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, without limitation, any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; and (vi) COMPANY has no contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

         5.14 PERSONAL PROPERTY. COMPANY has delivered to MARINEMAX a true, complete and accurate list (which is set forth on Schedule 5.14) of (x) all personal property included (or that will be included) in "depreciable plant, property and equipment" on the September 30, 1997 balance sheet of COMPANY; (y) all other personal property owned by COMPANY with an individual value in excess of $20,000 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date; and (z) all leases and agreements in respect of personal property, including, in the case of each of (x), (y) and (z), (1) true, complete and correct copies of all such leases, and (2) an indication as to which assets are currently owned, or were formerly owned, by the STOCKHOLDERS, relatives of the STOCKHOLDERS, or Affiliates of COMPANY. Except as set forth on Schedule 5.14,
(i) all material personal property used by COMPANY in its business is either owned by COMPANY or leased by COMPANY pursuant to a lease included on Schedule 5.14, (ii) all of the personal property listed on Schedule 5.14 is in good working order and condition, ordinary wear and tear excepted, and (iii) all leases and agreements included on Schedule 5.14 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

         5.15 SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS. COMPANY has delivered to MARINEMAX a true, complete and accurate list (which is set forth on Schedule 5.15) of (i) all significant current customers, it being understood and agreed that a "significant customer," for purposes of this Section, means a customer (or person or entity) representing 5% or more of COMPANY's annual revenues as of the Balance Sheet Date. Except to the extent set forth on Schedule 5.15, none of COMPANY's significant current customers have canceled or substantially reduced or, to the best knowledge and belief of COMPANY and the STOCKHOLDERS after due inquiry, are currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by COMPANY.

         COMPANY has listed on Schedule 5.15 all material contracts, commitments and similar agreements (other than the customer contracts referred to above) to which COMPANY is a party or by which it or any of its properties are bound (including, without limitation, contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, strategic alliances and options to purchase land), other than agreements listed on Schedule 5.14, 5.15 or 5.16, (a) in existence as of the Balance Sheet Date and (b) entered into since the Balance Sheet Date, and in each case has attached a true, complete and correct copy of such agreements to Schedule 5.15 hereto. COMPANY has complied with all material commitments and obligations pertaining to it, and is not in default under any contracts or agreements listed on Schedule
5.15 and no notice of default under any such contract or agreement has been received. COMPANY has also set forth on Schedule 5.15 a true, accurate and complete summary description of all plans or projects involving the opening of new operations, expansion of existing operations, the acquisition of any personal property, business or assets requiring, in any event, the payment of more than $50,000 by COMPANY.

         5.16 REAL PROPERTY. Schedule 5.16 includes a list of all real property owned, leased or used by COMPANY at the date hereof and all other real property, if any, used by COMPANY in the conduct of its business. Except as set forth in
Schedule 5.16 hereto,

                  (i) All real property owned, leased or used by COMPANY is zoned for the conduct of COMPANY's business thereon pursuant to the zoning regulations of the applicable cities, towns, villages or townships. The uses to which such real property are presently put (including the location of all buildings and other improvements thereon) comply in all material respects with the applicable provisions of such zoning regulations without the benefit of the legal non-conforming use principle of law, or other regulations of such cities, towns, villages or townships or any other governmental body.

                  (ii) As to any real property leased, owned or used by COMPANY there are no material agreements, commitments or understandings pursuant to which COMPANY, or its successors in interest are required to dedicate any part of the real property or to grant any easement, water rights, rights-of-way, or license for ingress and egress or other use in respect to any part of the real property, whether on account of the development of adjacent or nearby real property or otherwise. Other than as provided in the leases of the real property owned by COMPANY and leased to others, except as set forth in Schedule 5.16 hereto, no person has any material easement, license or other right whatsoever with respect to such real property.

                  (iii) COMPANY holds good and marketable fee simple title to the real property identified on Schedule 5.16 hereto as owned by COMPANY and good leasehold title to the real property identified on Schedule 5.16 as leased or used by COMPANY, in each case free and clear of all material mortgages, charges, claims, liens, encumbrances, leases, options to purchase, rights of first refusal, contracts of sale, easements, reservations and restrictions, except those matters identified in any title reports set forth in Schedule 5.16. No part of such lands is affected by any restrictions imposed by any governmental authority affecting construction of structures thereon or the use thereof by COMPANY other than building codes and zoning classifications.

                  (iv) The STOCKHOLDERS and COMPANY do not, either individually or collectively, have any knowledge of any fact or condition existing that would result or could result in the termination or material reduction of the current access to and from the real property owned or leased or used by COMPANY to existing public roads and highways, or of any reduction in sewer or other utility services presently serving such real property. The real property currently owned, leased or used by COMPANY has direct access to public roads and highways.

                  (v) As to the real property owned by COMPANY, neither the STOCKHOLDERS nor COMPANY has received any notice from any insurance company of any material defects or inadequacies in the real property or any part thereof that would materially and adversely affect the insurability of the real property or the premiums for the insurance thereof.

                  (vi) As to the real property owned by COMPANY, neither the STOCKHOLDERS nor COMPANY has failed to disclose any material conditions of disrepair or other adverse conditions or defects with respect to the real property or any portion thereof of which any STOCKHOLDER or COMPANY has knowledge or which, with the exercise of reasonable diligence, any of them should have known.

                  (vii) True, complete and correct copies of all leases and agreements in respect of all real property leased or used by COMPANY are attached to Schedule 5.16, and an indication as to which such properties, if any, are currently owned, or were formerly owned, by the STOCKHOLDERS or affiliates of COMPANY or the STOCKHOLDERS is included in Schedule 5.16, and except as set forth on Schedule 5.16, all of such leases included on Schedule
5.16 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

         5.17 INSURANCE. COMPANY has delivered to MARINEMAX (i) a true, accurate and complete list as of the Balance Sheet Date of all insurance policies carried by COMPANY; (ii) an accurate list of all insurance loss runs or workers compensation claims received for the past three (3) policy years; and (iii) true, complete and correct copies of all insurance policies currently in effect. Such insurance policies evidence all of the insurance that COMPANY is required to carry pursuant to all of its contracts and other agreements and pursuant to all applicable laws. All of such insurance policies are currently in full force and effect and shall remain in full force and effect through the Effective Time. Since January 1, 1994, no insurance carried by COMPANY has been canceled by the insurer and COMPANY has not been denied coverage.

         5.18 COMPENSATION; EMPLOYMENT AGREEMENTS; ORGANIZED LABOR MATTERS. COMPANY has delivered to MARINEMAX a true, complete and accurate list (which is set forth on Schedule 5.18) showing all officers, directors and key employees of COMPANY, listing all employment agreements that do not provide for at-will employment terminable without penalty or that pertain to any officers, directors or key employees of COMPANY and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) the Balance Sheet Date and (ii) the date hereof. COMPANY has provided to MARINEMAX true, complete and correct copies of any employment agreements for persons listed on Schedule 5.18 and has attached such copies to Schedule 5.18. Since the Balance Sheet Date, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee of COMPANY, except ordinary salary increases implemented on a basis consistent with past practices.

         Except as set forth on Schedule 5.18, (i) COMPANY is not bound by or subject to (and none of its assets or properties is bound by or subject to) any arrangement with any labor union; (ii) no employees of COMPANY are represented by any labor union or covered by any collective bargaining agreement; (iii) to the best knowledge and belief of COMPANY and the STOCKHOLDERS after due inquiry, no campaign to establish such representation is in progress; and (iv) there is no pending or, to the best knowledge and belief of COMPANY and the STOCKHOLDERS after due inquiry, threatened, labor dispute involving COMPANY and any group of its employees nor has COMPANY experienced any labor interruptions over the past three years. COMPANY believes its relationship with employees to be good.

         5.19 EMPLOYEE PLANS. The STOCKHOLDERS have delivered to MARINEMAX a true, complete and accurate schedule (Schedule 5.19) showing all employee benefit plans of COMPANY (including COMPANY's subsidiaries, if any), including, without limitation, all employment agreements and other agreements or arrangements containing "golden parachute" or other similar provisions, and deferred compensation agreements, together with true, complete and correct copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby existing as of the Balance Sheet Date. Except for the employee benefit plans, if any, described on Schedule 5.19, COMPANY (including COMPANY's subsidiaries, if any) does not sponsor, maintain or contribute to any plan program, fund or arrangement that constitutes an "employee pension benefit plan," nor does COMPANY have any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of ERISA), or any nonqualified deferred compensation arrangement). For the purposes of this Agreement, the term "employee pension benefit plan" shall have the same meaning as is given that term in Section 3(2) of ERISA. Neither COMPANY nor any Acquired Party has sponsored, maintained or contributed to any employee pension benefit plan other than the plans set forth on Schedule 5.19, nor is COMPANY or any Acquired Party required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions or employment of any of COMPANY's or any Acquired Party's employees.

         Neither COMPANY nor any Acquired Party is now, or can as a result of its past activities become, liable to the Pension Benefit Guaranty Corporation or to any multiemployer employee pension benefit plan under the provisions of Title IV of ERISA.

         All employee benefit plans listed on Schedule 5.19 and the administration thereof are in substantial compliance with their terms and all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations.

         All accrued contribution obligations of COMPANY and any Acquired Party with respect to any plan listed on Schedule 5.19 have either been fulfilled in their entirety or are fully reflected on the December 31, 1997 balance sheet of COMPANY as of the Balance Sheet Date.

         5.20 COMPLIANCE WITH ERISA. All such plans listed on Schedule 5.19 that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code are, and have been so qualified and have been determined by the IRS to be so qualified, and copies of such determination letters are included as part of
Schedule 5.19 hereof. Except as disclosed on Schedule 5.20, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries

(including, without limitation, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof that have been filed for tax years 1995 and 1996 are included as part of Schedule 5.20 hereof. Neither STOCKHOLDERS, any such plan listed in Schedule 5.19 or administrator thereof, nor COMPANY has engaged in any transaction prohibited under the provisions of
Section 4975 of the Code or Section 406 of ERISA or any other breach of fiduciary responsibility that could subject STOCKHOLDERS, such administrator or COMPANY to a tax or penalty on prohibited transactions imposed by Section 4975 of the Code or to any liability under Section 502(i) of ERISA. No such plan listed in Schedule 5.19 has incurred an accumulated finding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA; and COMPANY has not incurred any liability for excise tax or penalty due to the IRS nor any liability to the Pension Benefit Guaranty Corporation. It is further represented and warranted that:

                  (i) there have been no terminations, partial terminations or discontinuance of contributions to any Qualified Plan intended to qualify under
Section 401(a) of the Code without notice to and approval by the IRS;

                  (ii) no plan listed in Schedule 5.19 subject to the provisions of Title IV of ERISA has been terminated;

                  (iii) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any plan listed in Schedule 5.19;

                  (iv) COMPANY has not incurred any liability under Section 4062 of ERISA; and

                  (v) no circumstances exist pursuant to which COMPANY could have any direct or indirect liability whatsoever (including, without limitation, any liability to any multiemployer plan or the Pension Benefit Guaranty Corporation under Title IV of ERISA or to the IRS for any excise tax or penalty), or be subject to any statutory lien to secure payment of any such liability with respect to any plan now or heretofore maintained or contributed to by any entity other than COMPANY that is, or at any time was, a member of a "controlled group" (as defined in Section 412(n)(6)(B) of the Code) that includes COMPANY.

         5.21 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth on
Schedule 5.21 or Schedule 5.13, COMPANY is not in violation of any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over COMPANY which would have a Material Adverse Effect; and except to the extent set forth on Schedule 5.10, Schedule 5.13 or Schedule 5.21, there are no material claims, actions, suits or proceedings, pending or, to the best knowledge and belief of COMPANY and the STOCKHOLDERS after due inquiry, threatened against or affecting, COMPANY, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over COMPANY, and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. COMPANY has conducted and is conducting its business in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations, including all such permits, licenses, orders and other governmental approvals set forth on Schedules 5.12 and 5.13, and is not in violation of any of the foregoing which would have a Material Adverse Effect.

         5.22 TAXES. COMPANY (including all the Acquired Parties) has timely filed all required federal, state and other tax returns, filings and extension requests with respect to all Taxes for all fiscal periods ended on or before the Balance Sheet Date; and except as set forth on Schedule 5.22, there are no examinations in progress or claims against any Acquired Party for federal, state or other Taxes (including, without limitation, related penalties and interest) for any period or periods prior to and including the Balance Sheet Date, and no notice of any such claim for Taxes, whether pending or threatened, has been received. All Tax, including, without limitation, all related interest and penalties (whether or not shown on any tax return) owed by any of the Acquired Parties, or with respect to any payment made or deemed made by any of the Acquired Parties has been paid. The amounts shown as accruals for Taxes on COMPANY Financial Statements are sufficient for the payment of all Taxes of the kinds indicated (including, without limitation, penalties and interest) for all fiscal periods ended on or before the Balance Sheet Date. Copies of (i) any tax examinations; (ii) extensions of statutory limitations; and (iii) the federal, state and local income tax returns and franchise tax returns of COMPANY (including the Acquired Parties) for the last three (3) fiscal years, or such shorter period of time as any of them shall have existed, are attached hereto as
Schedule 5.22. If COMPANY is an S-Corporation, the STOCKHOLDERS made a valid election under the provisions of Subchapter S of the Code and COMPANY has appropriately not, within the past five years, been taxed under the provisions of Subchapter C of the Code. COMPANY has a taxable year ended on September 30 and, if COMPANY is an S-Corporation, COMPANY has not made an election to retain a fiscal year ending on a date other than December 31 pursuant to Section 444 of the Code. COMPANY's methods of accounting have not changed in the past five years. COMPANY is not an investment company as defined in Section 351(e)(1) of the Code.

         5.23 NO VIOLATIONS. COMPANY is not in violation of any Charter Document. Neither COMPANY nor, to the best knowledge and belief of COMPANY and the STOCKHOLDERS after due inquiry, any other party thereto, is in material default under any lease, instrument, agreement, license or permit set forth on Schedules 5.12 through 5.19 (inclusive), or any other material agreement to which it is a party or by which its properties are bound (the "Material Documents"); and, except as set forth in Schedule 5.23, (a) the rights and benefits of COMPANY under the Material Documents will not be materially adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any material violation or breach or constitute a default under, any of the terms or provisions of any of the Material Documents or Charter Documents. Except as set forth on Schedule 5.23, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect, and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation, acceleration or loss of any right or benefit arising thereunder. Except as set forth on Schedule 5.23, none of the Material Documents prohibits the use or publication by COMPANY, MARINEMAX or NEWCO of the name of any other party to such Material Document, and none of the Material Documents prohibits or restricts COMPANY from freely providing services to any other customer or potential customer of COMPANY, MARINEMAX, NEWCO or any Other Founding Company.

         5.24 GOVERNMENT CONTRACTS. Except as set forth on Schedule 5.24, COMPANY is not now a party to any governmental contracts subject to price redetermination or renegotiation.

         5.25 ABSENCE OF CHANGES. Since the Balance Sheet Date, except as set forth on Schedule 5.25, there has not been:

                  (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of COMPANY;

                  (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of COMPANY;

                  (iii) any change in the authorized capital of COMPANY or its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

                  (iv) any declaration or payment of any dividend or distribution in respect of the capital stock of COMPANY, or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of COMPANY;

                  (v) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by COMPANY to any of its officers, directors, the STOCKHOLDERS, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practices of COMPANY;

                  (vi) any work interruptions, labor grievances or claims filed, or any event or condition of any character, materially and adversely affecting the business of COMPANY;

                  (vii) any sale or transfer, or any agreement to sell or transfer, any material asset, property or right of COMPANY to any person, including, without limitation, the STOCKHOLDERS or their affiliates;

                  (viii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to COMPANY, including, without limitation, any indebtedness or obligation of any STOCKHOLDERS or any affiliate thereof;

                  (ix) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, properties or rights of COMPANY or requiring consent of any party to the transfer and assignment of any such assets, properties or rights;

                  (x) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any assets, properties or rights outside of the ordinary course of COMPANY's business;

                  (xi) any waiver of any material rights or claims of COMPANY;

                  (xii) any amendment or termination of any material contract, agreement, license, permit or other right to which COMPANY is a party or by which any of COMPANY's assets are bound;

                  (xiii) any transaction by COMPANY outside the ordinary course of its business;

                  (xiv) any cancellation or termination of a material contract with a customer or client of COMPANY prior to the scheduled termination date; or

                  (xv) any other distribution of property or assets by COMPANY other than in the ordinary course of COMPANY's business.

         5.26 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. COMPANY has delivered to MARINEMAX an accurate schedule (which is set forth on Schedule 5.26) as of the date of this Agreement of:

                  (i) the name of each financial institution in which COMPANY has accounts or safe deposit boxes;

                  (ii) the names in which the accounts or boxes are held;

                  (iii) the type of account and account number; and

                  (iv) the name of each person authorized to draw thereon or have access thereto. Schedule 5.26 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from COMPANY and a description of the terms of such power.

         5.27 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by COMPANY and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors and the stockholders of COMPANY and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid, binding and enforceable obligation of COMPANY. The execution and delivery of this Agreement by each of the STOCKHOLDERS and the performance of the transactions contemplated herein is a legal, valid, binding and enforceable obligation of the STOCKHOLDERS and each of them, each having the appropriate legal capacity to execute and deliver this Agreement.

         5.28 RELATIONS WITH GOVERNMENTS. Except for political contributions made in a lawful manner which, in the aggregate, do not exceed $10,000 per year for each year in which any STOCKHOLDER has been a stockholder of COMPANY, COMPANY has not made, offered or agreed to offer anything of value to any governmental, official, political party or candidate for government office, nor has COMPANY or any STOCKHOLDER otherwise taken any action which would cause COMPANY to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect. If political contributions made by COMPANY have exceeded $10,000 per year for each year in which any STOCKHOLDER has been a stockholder of COMPANY, each contribution in the amount of $5,000 or more is accurately described on Schedule 5.28 hereto.

         5.29 PROHIBITED ACTIVITIES. Except as set forth on Schedule 5.29, COMPANY has not, between the Balance Sheet Date and the date hereof, taken any of the actions prohibited by Section 7.3 hereof.

         5.30 DISCLOSURE. This Agreement, including the annexes and Schedules hereto, together with the other information furnished to MARINEMAX by COMPANY and the STOCKHOLDERS in connection herewith, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements contained in or omitted from any of such documents made or omitted in reliance upon information furnished by MARINEMAX. If, prior to the Closing, COMPANY or the STOCKHOLDERS become aware of any fact or circumstance that would affect the accuracy of any representation or warranty of COMPANY or the STOCKHOLDERS in this Agreement in any material respect, COMPANY and the STOCKHOLDERS shall immediately give notice of such fact or circumstance to MARINEMAX. However, subject to the provisions of Section 7.8, such notification shall not relieve either COMPANY or the STOCKHOLDERS of their respective obligations under this Agreement, and, subject to the provisions of Section 7.8, at the sole option of MARINEMAX, the truth and accuracy of any and all representations and warranties of COMPANY and/or STOCKHOLDERS, or on behalf of COMPANY and/or STOCKHOLDERS, made at the date of this Agreement and on the Closing Date and at the Effective Time, shall be a precondition to the consummation of the Merger and the other transactions contemplated herein.

         (B) REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS. Each STOCKHOLDER severally represents and warrants that the representations and warranties set forth below are true at the date of this Agreement and, subject to Section 7.8 hereof, shall be true at the time of Closing and at the Effective Time, and that such representations and warranties shall survive for a period of the earlier of
(i) the date of the first audit of financial statements of the Surviving Corporation containing combined operations of MARINEMAX and the Surviving Corporation for those representations set forth within Section 5(B) which representations and warranties specifically deal with items that would be expected to be encountered in the audit process, or (ii) twelve (12) months.

         5.31 AUTHORITY: OWNERSHIP. Such STOCKHOLDER has the full legal right, capacity, power and authority to enter into this Agreement. Such STOCKHOLDER owns beneficially and of record all of the shares of COMPANY Stock identified in
Schedule 5.3 as being owned by such STOCKHOLDER, and, except as set forth on
Schedule 5.3, such COMPANY Stock is owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind.

         5.32 PREEMPTIVE RIGHTS. Such STOCKHOLDER does not have, or hereby waives, any preemptive or other right to acquire shares of COMPANY Stock or MARINEMAX Stock that such STOCKHOLDER has or may have had other than rights of any STOCKHOLDER to acquire MARINEMAX Stock pursuant to (i) this Agreement, or
(ii) any option granted by MARINEMAX.

         5.33 NO INTENTION TO DISPOSE OF MARINEMAX STOCK. No STOCKHOLDER is under any binding commitment or contract to sell, exchange or otherwise dispose of any shares of MARINEMAX Stock to be received pursuant to this Agreement.

6.       REPRESENTATIONS OF MARINEMAX AND NEWCO

         MARINEMAX and NEWCO represent and warrant that all of the following representations and warranties in this Section 6 are true at the date of this Agreement and, subject to Section 7.8 hereof, shall be true, complete and correct on the Closing Date and at the Effective Time, and that such representations and warranties shall survive the Closing and the Effective Time for a period of the earlier of (i) the date of the first audit of financial statements of the Surviving Corporation containing combined operations of MARINEMAX and the Surviving Corporation for those representations and warranties set forth within Section 6 which representations and warranties specifically deal with items that would be expected to be encountered in the audit process, or (ii) twelve (12) months, the last day of such period being the "Expiration Date".

         6.1 DUE ORGANIZATION. MARINEMAX and NEWCO are each corporations duly organized, validly existing and in good standing under the laws of the state of Delaware, and each has the requisite power and authority to carry on its business as it is now being conducted. MARINEMAX and NEWCO are each qualified to do business and are each in good standing in each jurisdiction in which the nature of its business makes such qualification necessary, except where the failure to be so authorized or qualified would not have a Material Adverse Effect. True, complete and correct copies of the Certificate of Incorporation and Bylaws, each as amended, of MARINEMAX and NEWCO (the "MARINEMAX Charter Documents") are all attached hereto on Schedule 6.1.

         6.2 AUTHORIZATION. The respective representatives of MARINEMAX and NEWCO executing this Agreement have the authority to enter into and bind MARINEMAX and NEWCO to the terms of this Agreement. MARINEMAX and NEWCO have the full legal right, power and authority to enter into this Agreement and the Merger.

         6.3 CAPITAL STOCK OF MARINEMAX AND NEWCO. The authorized capital stock of MARINEMAX and NEWCO is as set forth in Sections 1.4(ii) and (iii), respectively. All of the issued and outstanding shares of the capital stock of NEWCO are owned by MARINEMAX and all of the issued and outstanding shares of the capital stock of MARINEMAX are owned by the persons set forth on Schedule 6.3 hereof, in each case, free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of MARINEMAX and NEWCO have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by MARINEMAX and the persons set forth on
Schedule 6.3, respectively, and further, such shares were offered, issued, sold and delivered by MARINEMAX and NEWCO in compliance with applicable state and federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder of MARINEMAX or NEWCO.

         6.4 TRANSACTIONS IN CAPITAL STOCK; ORGANIZATION ACCOUNTING. Except for the Other Agreements and except as set forth on Schedule 6.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates MARINEMAX or NEWCO to issue any of their respective authorized but unissued capital stock; and (ii) neither MARINEMAX nor NEWCO has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Schedule 6.4 also includes complete and accurate copies of all stock option or stock purchase plans, including a list, accurate as of the date hereof, of all outstanding options, warrants or other rights to acquire shares of the stock of MARINEMAX.

         6.5 SUBSIDIARIES. NEWCO has no subsidiaries. MARINEMAX has no subsidiaries except for (i) NEWCO and each of the companies identified as "NEWCO" in each of the Other Agreements, and (ii) those newly formed corporations which will receive certain pieces and parcels of real property, and except as set forth in the preceding sentence, neither MARINEMAX nor NEWCO presently owns, of record or beneficially, or controls, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, and neither

MARINEMAX nor NEWCO, directly or indirectly, is a participant in any joint venture, partnership or other non-corporate entity.

         6.6 FINANCIAL STATEMENTS. MARINEMAX was formed on January 23, 1998, and has had no operations to the date hereof except with respect to the transactions contemplated by this Agreement and the Other Agreements with each of the Other Founding Companies, and accordingly MARINEMAX has not delivered any Financial Statements or other financial information of MARINEMAX to any of the STOCKHOLDERS.

         6.7 [INTENTIONALLY DELETED].

         6.8 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by MARINEMAX and NEWCO and the performance of the transactions contemplated herein have been duly and validly authorized by the respective Boards of Directors of MARINEMAX and NEWCO, and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of MARINEMAX and NEWCO.

         6.9 MARINEMAX STOCK. At the time of issuance thereof, the MARINEMAX Stock to be delivered to the STOCKHOLDERS pursuant to this Agreement will constitute valid and legally issued shares of MARINEMAX, fully paid and nonassessable, and with the exception of restrictions upon resale set forth in Sections 15 and 16 hereof and in the "Pooling Letters", will be identical in all respects (which do not include the form of certificate upon which it is printed or the presence or absence of a CUSIP number on any such certificate) to the MARINEMAX Stock issued and outstanding as of the date hereof by reason of the provisions of the Delaware GCL. The shares of MARINEMAX Stock to be issued to the STOCKHOLDERS pursuant to this Agreement will not be registered under the 1933 Act, and will be issued to the STOCKHOLDERS pursuant to a valid exemption from registration under the 1933 Act and applicable state securities laws.

         6.10 DISCLOSURE. The information furnished by MARINEMAX and NEWCO to COMPANY and the STOCKHOLDERS in connection with this Agreement, does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements contained in or omitted from any of such information made or omitted in reliance upon information furnished by COMPANY or the STOCKHOLDERS.

         6.11 NO UNDISCLOSED AGREEMENTS. There do not exist any agreements, understandings or commitments by MARINEMAX or NEWCO or, to the knowledge of MARINEMAX or NEWCO, any of the Other Founding Companies, which provide any material benefit or other thing of material value to any stockholder of any of the Other Founding Companies in connection with their relation to MARINEMAX, or that vary materially the express terms of the Other Agreements, except as set forth in any of the Other Agreements or any employment or consultant agreement entered into pursuant thereto or appended thereto as an Annex, or except as described on Schedule 6.11.

7.       COVENANTS PRIOR TO CLOSING

         7.1 ACCESS AND COOPERATION; DUE DILIGENCE. (a) Between the date of this Agreement and the Closing Date, COMPANY will afford to the officers and authorized representatives of MARINEMAX and the Other Founding Companies access to all of COMPANY's and any Acquired Party's sites, properties, books and records and will furnish MARINEMAX with such additional financial and operating data and other information as to the business and properties of COMPANY and any Acquired Party as MARINEMAX or the Other Founding Companies may from time to time reasonably request. COMPANY will cooperate with MARINEMAX and the Other Founding Companies, its and their representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. MARINEMAX, NEWCO, the STOCKHOLDERS and COMPANY will treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to the Other Founding Companies as confidential in accordance with the provisions of Section 14 hereof. In addition, MARINEMAX will cause each of the Other Founding Companies to enter into a provision similar to this Section
7.1 requiring each such Other Founding Company, its stockholders, directors, officers, representatives, employees and agents to keep confidential any information obtained by such Other Founding Company.

         (b) Between the date of this Agreement and the Closing Date, MARINEMAX will afford to the officers and authorized representatives of COMPANY access to all of MARINEMAX's and NEWCO's sites, properties, books and records and will furnish COMPANY with such additional financial and operating data and other information as to the business and properties of MARINEMAX and NEWCO as COMPANY may from time to time reasonably request. MARINEMAX and NEWCO will cooperate with COMPANY, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. COMPANY will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of
Section 14 hereof.

         7.2 CONDUCT OF BUSINESS PENDING THE MERGER. Between the date of this Agreement and the Effective Time, COMPANY shall, and Company shall cause all Acquired Parties to, except as set forth on Schedule 7.2:

                  (i) carry on its business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

                  (ii) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

                  (iii) perform in all material respects all of its respective obligations under agreements relating to or affecting its respective assets, properties or rights;

                  (iv) use all reasonable efforts to keep in full force and effect present insurance policies or other comparable insurance coverage;

                  (v) use its reasonable efforts to maintain and preserve its business organization intact, retain its respective present key employees and maintain its respective relationships with suppliers, customers and others having business relations with COMPANY or any Acquired Party, as applicable;

                  (vi) maintain compliance with all material permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

                  (vii) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments except as permitted by
Section 10.6, without the knowledge and consent of MARINEMAX (which consent shall not be unreasonably withheld), provided that debt and/or lease instruments may be replaced without the consent of MARINEMAX if such replacement instruments are on terms at least as favorable to COMPANY or any Acquired Party, as applicable, as the instruments being replaced; and

                  (viii) maintain or reduce present salaries and commission levels for all officers, directors, employees and agents except for ordinary and customary bonus and salary increases for employees in accordance with past practices of COMPANY or any Acquired Party, as applicable.

         7.3 PROHIBITED ACTIVITIES. Except as disclosed on Schedule 7.3, between the date of this Agreement and the Effective Time, COMPANY shall not, and Company shall cause all Acquired Parties to not, without prior written consent of MARINEMAX:

                  (i) make any change in its Articles/Certificate of Incorporation or Bylaws;

                  (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind other than in connection with the exercise of options or warrants listed in Schedule 5.4;

                  (iii) except as permitted by Section 10.6 declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

                  (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the normal course of business (consistent with past practice) or involves an amount not in excess of $50,000;

                  (v) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except (1) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $50,000 necessary or desirable for the conduct of its business, (2)
(a) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings (provided that with respect to contested taxes, adequate reserves have been established and are being maintained) or (b) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of its business (the liens set forth in clause (2) above may be referred to herein as "Statutory Liens"), or (3) liens set forth on Schedule
5.10 and/or 5.15 hereto;

                  (vi) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business;

                  (vii) negotiate for the acquisition of any business or the start-up of any new business;

                  (viii) merge or consolidate or agree to merge or consolidate with or into any other corporation;

                  (ix) waive any material rights or claims of COMPANY or any Acquired Party, as applicable, provided that COMPANY or any Acquired Party, as applicable, may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice of COMPANY, or any Acquired Party, as applicable;

                  (x) commit a material breach or amend or terminate any material agreement, permit, license or other right of COMPANY or any Acquired Party, as applicable; or

                  (xi) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

         7.4 [INTENTIONALLY DELETED].

         7.5 [INTENTIONALLY DELETED.]

         7.6 AGREEMENTS. The STOCKHOLDERS and COMPANY shall terminate (i) any stockholders agreements, voting agreements, voting trusts, options, warrants and employment agreements between COMPANY, any Acquired Party and any of COMPANY's or any Acquired Party's employees. Such termination agreements are listed on
Schedule 7.6 and copies thereof shall be attached thereto.

         7.7 NOTIFICATION OF CERTAIN MATTERS. The STOCKHOLDERS and COMPANY shall give prompt notice to MARINEMAX of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of COMPANY as defined in Section 5 or the STOCKHOLDERS contained herein to be untrue or inaccurate in any material respect at or prior to the Closing, and (ii) any material failure of any STOCKHOLDER or COMPANY to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. MARINEMAX and NEWCO shall give prompt notice to COMPANY of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of MARINEMAX or NEWCO contained herein to be untrue or inaccurate in any material respect at or prior to the Closing, and (ii) any material failure of MARINEMAX or NEWCO to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 7.7 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 7.8; (ii) modify the conditions set forth in Sections 8 and 9; or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         7.8 DELIVERY OF SCHEDULES; AMENDMENT OF SCHEDULES. The Schedules required by this Agreement from the respective parties hereto shall be delivered at the execution of this Agreement. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Effective Time to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided however, that supplements and amendments to Schedules 5.10, 5.11, 5.14 and

5.15 shall only have to be delivered at the Closing Date, unless such Schedule is to be amended to reflect an event occurring other than in the ordinary course of business. Notwithstanding the foregoing sentence, no amendment or supplement to a Schedule prepared by COMPANY or the STOCKHOLDERS that constitutes or reflects an event or occurrence that would have a Material Adverse Effect may be made unless MARINEMAX and a majority of the Founding Companies other than COMPANY consent to such amendment or supplement; and provided further, that no amendment or supplement to a Schedule prepared by MARINEMAX or NEWCO that constitutes or reflects an event or occurrence that would have a Material Adverse Effect may be made unless a majority of the Founding Companies consent to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 8.1 and 9.1 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section
7.8. In the event that one of the Other Founding Companies seeks to amend or supplement a Schedule pursuant to Section 7.8 of one of the Other Agreements, and such amendment or supplement constitutes or reflects an event or occurrence that would have a Material Adverse Effect on such Other Founding Company, MARINEMAX shall give COMPANY notice thereof. If MARINEMAX and a majority of the Founding Companies consent to such amendment or supplement, which consent shall have been deemed given by MARINEMAX or any Founding Company if no response is received within twenty-four (24) hours following receipt of notice of such amendment or supplement (or sooner if required by the circumstances under which such consent is requested), but COMPANY does not give its consent, COMPANY shall, without further act or action, be deemed to have given its consent and may not thereafter terminate this Agreement. In the event that COMPANY seeks to amend or supplement a Schedule pursuant to this Section 7.8, and MARINEMAX and a majority of the Other Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. In the event that MARINEMAX or NEWCO seeks to amend or supplement a Schedule pursuant to this Section 7.8 and a majority of the Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. No party to this Agreement shall be liable to any other party if this Agreement shall be terminated pursuant to the provisions of this Section
7.8. No amendment of or supplement to a Schedule shall be made later than twenty-four (24) hours prior to the Effective Time.

         7.9 [INTENTIONALLY DELETED].

         7.10 FINAL FINANCIAL STATEMENTS. COMPANY shall provide prior to the Closing Date, and MARINEMAX shall have had sufficient time to review the unaudited consolidated balance sheets of COMPANY as of the end of all months and fiscal quarters following the Balance Sheet Date, and the unaudited consolidated statement of income, cash flows and retained earnings of COMPANY for all months and fiscal quarters ended after the Balance Sheet Date and on or before December 31, 1997 (collectively, the "Final COMPANY Financial Statements"), disclosing no material adverse change in the financial condition of COMPANY or the results of its operations from COMPANY Financial Statements as of the Balance Sheet Date. The Final COMPANY Financial Statements shall have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with past periods (except as noted therein). Except as noted in the Final COMPANY Financial Statements, all of such financial statements will present fairly the results of operations of COMPANY for the periods indicated therein.

         7.11 FURTHER ASSURANCES. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents and take such other actions as may be reasonably necessary or convenient to carry out the transactions contemplated hereby, including, without limitation, all further instruments, documents and actions as may be reasonably required by MARINEMAX's independent public accountants and attorneys with respect to the pooling-of-interests accounting issues.

         7.12 [INTENTIONALLY DELETED]

         7.13 COMPLIANCE WITH THE HART-SCOTT ACT. All parties to this Agreement hereby recognize that one or more filings under the Hart-Scott Act may be required in connection with the transactions contemplated herein. If it is determined by the parties to this Agreement that filings under the Hart-Scott Act are required, then: (i) each of the parties hereto agrees to cooperate and use its best efforts to comply with the Hart-Scott Act, (ii) such compliance by the STOCKHOLDERS and COMPANY shall be deemed a condition precedent in addition to the conditions precedent set forth in Section 9 of this Agreement, and such compliance by MARINEMAX and NEWCO shall be deemed a condition precedent in addition to the conditions precedent set forth in Section 8 of this Agreement, and (iii) the parties agree to cooperate and use their best efforts to cause all filings required under the Hart-Scott Act to be made. If filings under the Hart-Scott Act are required, the costs and expenses thereof (including filing fees) shall be borne by MARINEMAX.

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDERS AND
         COMPANY

         The obligations of the STOCKHOLDERS and COMPANY with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the conditions in this Section 8. As of the Closing Date, if any of such conditions has not been satisfied, the STOCKHOLDERS (acting in unison) shall have the right to terminate this Agreement, or in the alternative, waive any condition not so satisfied. Any act or action of the STOCKHOLDERS in consummating the Closing or delivering certificates representing the COMPANY Stock shall constitute a waiver of any conditions not so satisfied. However, no such waiver shall be deemed to affect the survival of the representations and warranties of MARINEMAX and NEWCO contained in Section 6 hereof.

         8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of MARINEMAX and NEWCO contained in Section 6 shall be true and correct in all material respects as of the Closing Date and the Effective Time as though such representations and warranties had been made on and as of such date and time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by MARINEMAX and NEWCO on or before the Closing Date shall have been duly complied with and performed in all material respects; and certificates to the foregoing effect dated the Closing Date and effective both on the Closing Date and at the Effective Time, and signed by the President or any Vice President of MARINEMAX shall have been delivered to the STOCKHOLDERS.

         8.2 SATISFACTION. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to COMPANY and its counsel.

         8.3 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Merger and no governmental agency or body shall have taken any other action or made any request of COMPANY as a result of which the management of COMPANY deems it inadvisable to proceed with the transactions hereunder.

         8.4 [INTENTIONALLY DELETED].

         8.5 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made, and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Merger, and no governmental agency or body shall have taken any other action or made any request of COMPANY as a result of which COMPANY deems it inadvisable to proceed with the transactions contemplated herein.

         8.6 GOOD STANDING CERTIFICATES. MARINEMAX and NEWCO each shall have delivered to COMPANY a certificate, dated as of a date no later than ten (10) days prior to the Closing Date, duly issued by the Delaware Secretary of State and in each state in which MARINEMAX or NEWCO is authorized to do business, showing that each of MARINEMAX and NEWCO is in good standing and authorized to do business.

         8.7 NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred with respect to MARINEMAX or NEWCO that would constitute a Material Adverse Effect.

         8.8 [INTENTIONALLY DELETED].

         8.9 SECRETARY'S CERTIFICATE. COMPANY shall have received a certificate or certificates, dated the Closing Date and signed by the secretary of MARINEMAX and of NEWCO, certifying the truth and correctness of attached copies of the MARINEMAX's and NEWCO's respective Certificates of Incorporation (including amendments thereto), Bylaws (including amendments thereto), and resolutions of the boards of directors and, if required, the stockholders of MARINEMAX and NEWCO, in each case approving MARINEMAX's and NEWCO's entering into this Agreement and the consummation of the transactions contemplated hereby.

         8.10 EMPLOYMENT AGREEMENTS. Each of the persons listed on Schedule 9.11 shall have been afforded the opportunity to enter into an employment agreement substantially in the form attached hereto as Annex IV.

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF MARINEMAX AND NEWCO

         The obligations of MARINEMAX and NEWCO with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the conditions in this Section 9. As of the Closing Date, all conditions not satisfied shall be deemed to have been waived, except that no such waiver shall be deemed to affect the survival of the representations and warranties of COMPANY and the STOCKHOLDERS contained in
Section 5 hereof.

         9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All the representations and warranties of the STOCKHOLDERS, and COMPANY as defined in
Section 5 hereof, contained in
this Agreement shall be true and correct in all material respects as of the Closing Date and the Effective Time with the same effect as though such representations and warranties had been made on and as of such date and time; all of the terms, covenants and conditions of this Agreement to be complied with or performed by the STOCKHOLDERS and COMPANY on or before the Closing Date or the Effective Time, as the case may be, shall have been duly performed or complied with in all material respects; and the STOCKHOLDERS shall have delivered to MARINEMAX certificates to the foregoing effect dated the Closing Date and effective both on the Closing Date and at the Effective Time, and signed by each of the STOCKHOLDERS.

         9.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Merger and no governmental agency or body shall have taken any other action or made any request of MARINEMAX as a result of which the management of MARINEMAX deems it inadvisable to proceed with the transactions hereunder.

         9.3 SECRETARY'S CERTIFICATE. MARINEMAX shall have received a certificate, dated the Closing Date and signed by the secretary of COMPANY, certifying the truth and correctness of attached copies of the Charter Documents (including amendments thereto), Bylaws (including amendments thereto), and resolutions of the board of directors and the STOCKHOLDERS approving COMPANY's entering into this Agreement and the consummation of the transactions contemplated hereby.

         9.4 NO MATERIAL ADVERSE EFFECT. No event or circumstance shall have occurred with respect to COMPANY that would constitute a Material Adverse Effect, and COMPANY shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of COMPANY to conduct its business.

         9.5 STOCKHOLDERS' RELEASE. The STOCKHOLDERS shall have executed and delivered to MARINEMAX an instrument at the Closing releasing COMPANY as of the Effective Time from (a) any and all claims of the STOCKHOLDERS against COMPANY and MARINEMAX and (b) obligations of COMPANY and MARINEMAX to the STOCKHOLDERS, except for (i) items specifically identified on Schedules 5.10 and 5.15 as being claims of or obligations to the STOCKHOLDERS, (ii) continuing obligations to the STOCKHOLDERS relating to their employment by COMPANY and (iii) obligations arising under this Agreement or the transactions contemplated hereby. The STOCKHOLDER Release to be delivered pursuant to this Section shall be in form and content as set forth in Annex V hereto.

         9.6 SATISFACTION. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to MARINEMAX.

         9.7 [INTENTIONALLY DELETED].

         9.8 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made; all consents and approvals of third parties listed on Schedule 5.23 shall have been obtained; and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Merger and no governmental agency or body shall have taken any other action or made any request of

MARINEMAX as a result of which MARINEMAX deems it inadvisable to proceed with the transactions hereunder.

         9.9 GOOD STANDING CERTIFICATES. COMPANY shall have delivered to MARINEMAX certificates, dated as of a date no earlier than ten (10) days prior to the Closing Date, duly issued by the appropriate governmental authority in COMPANY's and all Acquired Parties' states of incorporation and, unless waived by MARINEMAX, in all states in which COMPANY and all Acquired Parties are authorized to do business, showing COMPANY and all Acquired Parties are in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for COMPANY and all Acquired Parties for all periods prior to the Closing have been filed and paid.

         9.10 POOLING LETTERS. The STOCKHOLDERS shall each have executed and delivered a letter agreement in favor of MARINEMAX and NEWCO, in form and content as set forth in Annex VI attached hereto (the "Pooling Letters"), pursuant to which each STOCKHOLDER shall agree to hold the MARINEMAX Stock received by such STOCKHOLDER, for such period of time as is necessary to allow the Merger to be accounted for as a "pooling-of-interests" under the rules and regulations of the SEC.

         9.11 EMPLOYMENT AGREEMENTS. Each of the persons listed on Schedule 9.11 shall enter into an employment agreement effective as of the Effective Time, substantially in form and content as attached hereto as Annex IV.

         9.12 SPECIFIC INDEMNIFICATION AGREEMENT. The STOCKHOLDERS shall have delivered a specific indemnification agreement in favor of MARINEMAX and NEWCO, in form and content satisfactory to MARINEMAX in its sole discretion, pursuant to which the STOCKHOLDERS shall agree to hold MARINEMAX and NEWCO harmless for, from and against certain specific items for which indemnification shall be required.

         9.13 FIRPTA CERTIFICATE. Each STOCKHOLDER shall have delivered to MARINEMAX a certificate to the effect that he is not a foreign person pursuant to Section 1.1445-2(b) of the Treasury Regulations.

         9.14 INVESTMENT AGREEMENTS. STOCKHOLDERS shall each have executed and delivered to MARINEMAX and NEWCO an investment agreement, in form and content as set forth in Annex VII attached hereto (the "Investment Agreement").

10.      COVENANTS OF MARINEMAX AND THE STOCKHOLDERS AFTER CLOSING

         10.1 ASSUMPTION OF STOCKHOLDERS' GUARANTEES. MARINEMAX shall use its commercially reasonable best efforts to have the STOCKHOLDERS released from any and all guarantees on any indebtedness that they personally guaranteed and from any and all pledges of assets that they pledged to secure such indebtedness for the benefit of COMPANY, with all such guarantees on indebtedness being assumed by MARINEMAX.

         10.2 PRESERVATION OF TAX AND ACCOUNTING TREATMENT. Except as contemplated by this Agreement after the Effective Time, MARINEMAX shall not, and shall not permit any of its subsidiaries, to undertake any act that would jeopardize the tax-free status or the "pooling-of-interests" accounting treatment of the organization set forth herein, including, without limitation, the retirement or reacquisition, directly or indirectly, of all or part of the MARINEMAX Stock issued in connection with the transactions contemplated hereby.

         10.3     PREPARATION AND FILING OF TAX RETURNS.

                  (i) COMPANY shall, if possible, file or cause to be filed all separate Returns of any Acquired Party for all taxable periods that end at or before the Effective Time, which Returns as to the taxable periods that end at or before the Effective Time shall be acceptable to the STOCKHOLDERS in their reasonable judgment. Notwithstanding the foregoing, the STOCKHOLDERS shall file or cause to be filed all separate federal income tax returns (and any state and local tax returns filed on the basis similar to that of S corporations under federal income tax rules) of any Acquired Party for all taxable periods that end at or before the Effective Time. Each STOCKHOLDER shall pay or cause to be paid all Tax liabilities (in excess of all amounts already paid with respect thereto or properly accrued or reserved with respect thereto on COMPANY Financial Statements) shown by such returns to be due.

                  (ii) MARINEMAX shall file or cause to be filed all separate Returns of, or that include, any Acquired Party for all taxable periods ending after the Effective Time.

                  (iii) Each party hereto shall, and shall cause its subsidiaries and affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by any taxing authority and relevant records concerning the ownership and tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs of filing such Returns.

                  (iv) Each of COMPANY, NEWCO, MARINEMAX and each STOCKHOLDER shall comply with the tax reporting requirements of Section 1.351-3 of the Treasury Regulations promulgated under the Code, and treat the transaction as a tax-free contribution under Section 351(a) of the Code subject to gain, if any, recognized on the receipt of cash or other property under Section 351(b) of the Code.

         10.4 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The persons who are the directors and officers of NEWCO shall be appointed as directors and elected as officers of the Surviving Corporation, promptly following the Effective Time.

         10.5 PRESERVATION OF EMPLOYEE BENEFIT PLANS. Following the Effective Time, MARINEMAX shall not terminate any health insurance, life insurance or 401(k) plan in effect at COMPANY until such time as MARINEMAX is able to replace such plan with a plan that is applicable to MARINEMAX and all of its then existing subsidiaries, provided that MARINEMAX shall have no obligation to provide replacement plans that have the same terms and provisions as the existing plans, provided, further, that any new health insurance plan shall provide for coverage for preexisting conditions. At the Effective

Time, the employees of COMPANY will be the employees of the Surviving Corporation provided that this provision is for purposes of clarifying that the Merger, in and of itself, will not have any impact on the employment status of any employee and provided, further that this provision shall not in any way limit the management rights of the Surviving Corporation or MARINEMAX to assess work force needs and make appropriate adjustments as necessary or desirable within their discretion (subject to applicable laws).

         10.6 DIVIDENDS. The COMPANY and all Acquired Parties shall not declare or pay any dividends or distributions to any of the STOCKHOLDERS, or Company, as applicable.

         10.7 DISTRIBUTION OF FINANCIAL STATEMENTS. MARINEMAX shall use its reasonable business efforts to prepare, publish and disseminate financial statements including at least thirty (30) days of combined operations of COMPANY and MARINEMAX after giving effect to the Merger and the transactions contemplated by the Other Agreements, to the end that the STOCKHOLDERS may thereafter sell the MARINEMAX Stock received in the Merger, without such sale violating the rules and regulations of the SEC.

11.      INDEMNIFICATION

         The STOCKHOLDERS, MARINEMAX and NEWCO each make the following covenants that are applicable to them, respectively:

         11.1 GENERAL INDEMNIFICATION BY THE STOCKHOLDERS. The STOCKHOLDERS each covenant and agree that they will indemnify, defend, protect and hold harmless MARINEMAX, NEWCO, COMPANY and the Surviving Corporation at all times, from and after the date of this Agreement until the applicable Expiration Date, for, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred on or prior to the Expiration Date (or thereafter if a claim has been made therefor prior to such date) by MARINEMAX, NEWCO, COMPANY or the Surviving Corporation as a result of or arising from (a) any breach of the representations and warranties of the STOCKHOLDERS or COMPANY set forth herein or on the Schedules or certificates delivered in connection herewith; (b) any breach of any agreement on the part of the STOCKHOLDERS or COMPANY under this Agreement; and (c) any environmental matters set forth in Section 11.5 hereof. For purposes of this Section 11, the term COMPANY shall refer to COMPANY and all other Acquired Parties, if any.

         11.2 INDEMNIFICATION BY MARINEMAX. MARINEMAX covenants and agrees that it will indemnify, defend, protect and hold harmless the STOCKHOLDERS at all times from and after the date of this Agreement until the Expiration Date, for, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred on or prior to the Expiration Date (or thereafter if a claim has been made therefor prior to such date) by the STOCKHOLDERS as a result of or arising from (a) any breach by MARINEMAX or NEWCO of their representations and warranties set forth herein or on the schedules or certificates attached hereto;
(b) any nonfulfillment of any agreement on the part of MARINEMAX or NEWCO under this Agreement; or (c) any liabilities which the STOCKHOLDERS may incur due to MARINEMAX's or NEWCO's failure to be responsible for the liabilities and obligations of COMPANY as provided in Section 1 hereof (except to the extent that MARINEMAX or NEWCO has claims against the STOCKHOLDERS by reason of such liabilities).

         11.3 THIRD PERSON CLAIMS. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 11.1, 11.2 or 11.5 hereof hereinafter (the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or of the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any criminal proceeding or agree to any nonmonetary remedy without the prior written consent of the Indemnified Party, whose consent may be withheld in its sole discretion. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall use the same counsel, which shall be the counsel selected by Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest that prevents counsel for the Indemnifying Party from representing Indemnified Party, Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and Indemnifying Party will reimburse the Indemnified Party for the reasonable expenses of such counsel. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except (a) as set forth in the preceding sentences, and (b) to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any Third Person's claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person. Upon agreement as to a settlement between said Third Person and the Indemnifying Party, the Indemnifying Party shall, in exchange for a complete release from the Indemnified Party, promptly (x) in the case of MARINEMAX being the Indemnifying Party, pay to the Indemnified Party the amount agreed to in such settlement, and (y) in the case of the STOCKHOLDERS being the Indemnifying Party, cause the MARINEMAX Stock held in escrow to be used in such settlement; and the Indemnified Party shall, from that moment on, bear full responsibility for any additional costs of defense which it subsequently incurs with respect to such claim and all additional costs of settlement or judgment. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party in the manner set forth above in this Section 11.3 for the amount paid in such settlement and any other liabilities or expenses incurred by the

Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person's claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnifying Party, unless the Indemnifying Party otherwise agrees in writing. The parties hereto will make appropriate adjustments for insurance proceeds in determining the amount of any indemnification obligation under this Section.

         11.4 LIMITATIONS ON INDEMNIFICATION. MARINEMAX, NEWCO, the Surviving Corporation and the other persons or entities entitled to indemnification pursuant to Section 11.1, 11.2 or 11.5 shall not assert any claim for indemnification hereunder against the STOCKHOLDERS until such time as, and solely to the extent that, the aggregate of all claims that such persons may have against the STOCKHOLDERS shall exceed the sum of $240,000 (the "Indemnification Deductible"); and after such Indemnification Deductible amount has been attained, only claims in excess of such amount shall be indemnified hereunder. The STOCKHOLDERS shall not assert any claim for indemnification hereunder against MARINEMAX or NEWCO until such time as, and solely to the extent that, the aggregate of all claims which the STOCKHOLDERS may have against MARINEMAX or NEWCO shall exceed the sum of $240,000.

         No person shall be entitled to indemnification under this Section 11 if and to the extent that such person's claim for indemnification is directly or indirectly related to a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement.

         The liability of the Company for breaches of its representations and warranties contained in this Agreement and for any indemnification obligation herein shall cease as of the Effective Time, and MARINEMAX and Surviving Corporation may recover for such breaches and recover for such indemnification only from the MARINEMAX Stock held in escrow pursuant to and as provided in the Escrow and Security Agreement, except to the extent specific and separate indemnification is provided by the STOCKHOLDERS.

         MARINEMAX and Surviving Corporation may recover for indemnification hereunder only from the MARINEMAX Stock held in escrow pursuant to and as provided in the Escrow and Security Agreement, except to the extent specific and separate indemnification is provided by the STOCKHOLDERS. It is hereby understood and agreed that STOCKHOLDERS may only satisfy an indemnification obligation through payment of stock, such stock to be valued as described immediately below, except as may otherwise be permitted and still preserve pooling-of-interests accounting treatment. Notwithstanding any term of this Agreement to the contrary, no provision of this Agreement shall limit or be deemed to limit any liability or remedy one party may have against any other parties hereto that arises by statute or any applicable federal, state or local law.

         For purposes of calculating the value of the MARINEMAX Stock received by STOCKHOLDERS, MARINEMAX Stock shall be valued at $13.00 per share.

         No provision of this Agreement or in this Section 11 shall limit or be deemed to limit any liability or remedy one party may have against any other parties hereto with respect to a claim of fraud.

         11.5 ENVIRONMENTAL INDEMNIFICATION BY THE STOCKHOLDERS. The STOCKHOLDERS covenant and agree that they will indemnify, defend, protect and hold harmless MARINEMAX,

NEWCO, COMPANY and the Surviving Corporation at all times, from and after date of this Agreement until the applicable Expiration Date, for, from and against all claims, damages, actions, suit, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred on or prior to the Expiration Date (or thereafter if a claim has been made therefor prior to such date) by MARINEMAX, NEWCO, COMPANY or the Surviving Corporation as a result of or arising from: (i) any use, generation, transportation, storage, treatment, disposal or presence of Hazardous Wastes and/or Hazardous Substances occurring on or prior to the Effective Time including, without limitation, any waste or other disposal activities or releases which occurred at a facility on which any portion of the COMPANY's (or its predecessors') business was conducted, any waste or other disposal activities or releases which occurred off of any such facility with regard to wastes and other substances generated on such facility, and any waste or other disposal activities or releases which occurred on real estate at any time whether or not the COMPANY (or its predecessors) owned or leased such real estate at the time such waste or other disposal activities or releases were engaged in, and whether or not the COMPANY performed such waste or other disposal activities or releases; (ii) any past, present or threatened spills, discharges, leaks, emissions, injections, escapes, dumping, pumping, pouring, emptying, leaching, leaking, disposing or any releases or threatened releases as defined now or in the future under any applicable Environmental Law, to surface waters, groundwaters, soil, ambient air or otherwise into the environment occurring as a result of any activities of the COMPANY (or its predecessors') on or prior to the Effective Time, including, without limitation, both those releases or incidents involving potential or actual environmental contamination which required notification or reporting to appropriate federal, state or local officials or agencies, or clean-up or remedial activities and those releases or incidents which occurred prior to the effective date of any requirements imposing such notification or reporting obligations or clean-up or remedial activities, but which would have been subject to such obligations if they had occurred subsequent to the effective date of such requirements; (iii) the exposure of and resulting consequences to any persons, including, without limitation, employees of the COMPANY, to any mineral, chemical or industrial product, raw material intermediate, by-product or Hazardous Waste and/or Hazardous Substance created, stored, treated, generated, processed, handled or originating at a facility at which the COMPANY (or any of its predecessors) conducted business on or prior to the Effective Time or otherwise used by the COMPANY (or any of its predecessors) in the conduct of its or their business;
(iv) any violations or claim of violations by the COMPANY, or pertaining to its properties, of Environmental Laws, occupational or employee health and safety laws or otherwise arising out of or under such laws, which violations or alleged violations occurred prior to the Effective Time; (v) any and all actions, failures to act and negligence in monitoring, maintaining and upkeep of on-site generation, storage, treatment, transportation and disposal operations on or prior to the Effective Time; (vi) any installation, use, removal, maintenance or monitoring of storage tanks or related facilities on or prior to the Effective Time; or (vii) any violations, fees, obligations or failures to comply with any and all Environmental Laws, permit requirements, authorizations, orders and other administrative or legal directives on or prior to the Effective Time.

12.      TERMINATION OF AGREEMENT

         12.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time solely:

                  (i) by mutual consent of the boards of directors of MARINEMAX, NEWCO and COMPANY;

                  (ii) by the STOCKHOLDERS or COMPANY (acting through its board of directors), on the one hand, or by MARINEMAX (acting through its board of directors), on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by June 30, 1998, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement or satisfy any conditions precedent set forth in this Agreement and over which such party has influence or to the extent required to be performed by such party prior to the Effective Time.

                  (iii) by the STOCKHOLDERS or COMPANY, on the one hand, or by MARINEMAX, on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants or agreements contained herein, and the curing of such default shall not have been made on or before the Closing Date or by the STOCKHOLDERS or COMPANY, if the conditions set forth in Section 8 hereof have not been satisfied or waived as of the Closing Date, as applicable, or by MARINEMAX, if the conditions set forth in Section 9 hereof have not been satisfied or waived as of the Closing Date; or

                  (iv) pursuant to Section 7.8 hereof.

         12.2 LIABILITIES IN EVENT OF TERMINATION. Except as provided in Section
7.8 hereof, the termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, without limitation, legal and audit costs and out-of-pocket expenses.

13.      NONCOMPETITION

         13.1 PROHIBITED ACTIVITIES. The STOCKHOLDERS will not, for a period of five (5) years following the Effective Time (the "Restricted Period"), for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                  (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business that sells, rents and leases and boating, nautical or other similar lifestyle entertainment products and services, in direct competition with MARINEMAX or any of the subsidiaries thereof, within 100 mile radius of where COMPANY, any Acquired Party, MARINEMAX or any of its or their existing or future subsidiaries conduct business (the "Territory");

                  (ii) call upon any person who is or becomes during the Restricted Period an employee of MARINEMAX (including the subsidiaries thereof) in a sales representative or managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of MARINEMAX (including the subsidiaries thereof), provided that each STOCKHOLDER shall be permitted to call upon and hire any member of his or her immediate family;

                  (iii) call upon any person or entity that is, or becomes during the Restricted Period, or which has been, within one (1) year prior to the Effective Time, a customer of MARINEMAX (including the subsidiaries thereof), of COMPANY, any Acquired Party or of any of the Other Founding

Companies for the purpose of soliciting or selling products or services in direct competition with MARINEMAX within the Territory;

                  (iv) call upon any prospective acquisition candidate, on any STOCKHOLDERS own behalf or on behalf of any competitor in the business of selling, renting and leasing boating, nautical or other similar lifestyle entertainment products and services, which candidate, to the actual knowledge of such STOCKHOLDER after due inquiry, was called upon by MARINEMAX (including any subsidiary thereof) or for which, to the best knowledge and belief of such STOCKHOLDER after due inquiry, MARINEMAX (or any subsidiary thereof) made an acquisition analysis, for the purpose of acquiring such entity; or

                  (v) disclose customers, whether in existence or proposed, of COMPANY, or other Acquired Party to any person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that COMPANY or any Acquired Party has in the past disclosed such information to the public for valid business reasons.

         Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any STOCKHOLDER from acquiring as an investment not more than three percent (3%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter market.

         13.2 DAMAGES. Because of the difficulty of measuring economic losses to MARINEMAX as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to MARINEMAX for which it would have no other adequate remedy, each STOCKHOLDER agrees that the foregoing covenant may be enforced by MARINEMAX in the event of breach by such STOCKHOLDER, by injunctions and restraining orders.

         13.3 REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this Section 13 impose a reasonable restraint on the STOCKHOLDERS in light of the activities and business of MARINEMAX (including the subsidiaries thereof) on the date of the execution of this Agreement and the current plans of MARINEMAX.

         13.4 SEVERABILITY; REFORMATION. The covenants in this Section 13 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth herein are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent the court deems reasonable, and the Agreement shall thereby be reformed.

         13.5 INDEPENDENT COVENANT. All of the covenants in this Section 13 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any STOCKHOLDER against MARINEMAX (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by MARINEMAX of such covenants. It is specifically agreed that the period of five (5) years stated at the beginning of this Section 13, during which the agreements and covenants of each STOCKHOLDER made in this Section 13 shall be effective, shall be computed by excluding from such computation any time during which such STOCKHOLDER is in violation of any provision of this Section 13. The covenants contained in Section 13 shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

         13.6 MATERIALITY. COMPANY and the STOCKHOLDERS hereby agree that this covenant is a material and substantial part of this transaction.

14.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         14.1 STOCKHOLDERS. The STOCKHOLDERS recognize and acknowledge that they had in the past, currently have, and in the future may possibly have, access to certain confidential information of COMPANY, any Acquired Party, the Other Founding Companies, and/or MARINEMAX, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of COMPANY's, any Acquired Party, the Other Founding Companies' and/or MARINEMAX's respective businesses. The STOCKHOLDERS each agree that they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of MARINEMAX, (b) following the Closing, such information may be disclosed by the STOCKHOLDERS as is required in the course of performing their duties for MARINEMAX or the Surviving Corporation, and (c) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.1, unless (i) such information becomes known to the public generally through no fault of the STOCKHOLDERS, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), the STOCKHOLDERS shall, if possible, give prior written notice thereof to MARINEMAX and provide MARINEMAX with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any of the STOCKHOLDERS of the provisions of this Section, MARINEMAX shall be entitled to an injunction restraining such STOCKHOLDERS from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting MARINEMAX from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event the transactions contemplated by this Agreement are not consummated, the STOCKHOLDERS shall have none of the above-mentioned restrictions on their ability to disseminate confidential information with respect to COMPANY.

         14.2 MARINEMAX AND NEWCO. MARINEMAX and NEWCO recognize and acknowledge that they had in the past and currently have access to certain confidential information of COMPANY, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of COMPANY's business. MARINEMAX and NEWCO agree that, prior to the Closing, or if the transactions contemplated by this Agreement are not consummated, they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of COMPANY, (b) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.1, (c) to the Other Founding Companies and their representatives pursuant to Section 7.1(a), unless (i) such information becomes known to the public generally through no fault of MARINEMAX or NEWCO, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), MARINEMAX and NEWCO shall, if possible, give prior written notice thereof to COMPANY and the STOCKHOLDERS and provide COMPANY and the STOCKHOLDERS with the opportunity to contest such disclosure, or

(iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, and
(d) to the public to the extent necessary or advisable in connection with applicable securities laws. In the event of a breach or threatened breach by MARINEMAX or NEWCO of the provisions of this Section, COMPANY and the STOCKHOLDERS shall be entitled to an injunction restraining MARINEMAX and NEWCO from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting COMPANY and the STOCKHOLDERS from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         14.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Sections 14.1 and 14.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against them by injunctions and restraining orders.

         14.4 SURVIVAL. The obligations of the parties under this Section 14 shall survive the termination of this Agreement for a period of five (5) years from the Effective Time.

15.      TRANSFER RESTRICTIONS

         15.1 TRANSFER RESTRICTIONS. STOCKHOLDERS shall not sell, assign, exchange, transfer, encumber, pledge, distribute, appoint, or otherwise dispose of any shares of MARINEMAX Stock received by the STOCKHOLDERS in the Merger in violation of the provisions of the Pooling Letters referred to in Section 9.10 hereof. The certificates evidencing the MARINEMAX Stock delivered to the STOCKHOLDERS pursuant to this Agreement will bear a legend substantially in the form set forth below and containing such other information as MARINEMAX may deem necessary or appropriate:

         THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN LETTER AGREEMENT DATED __________________, 1998 BY THE BENEFICIAL HOLDER OF THIS CERTIFICATE, WHICH RESTRICTS THE SALE, TRANSFER OR DISPOSITION OF THE SHARES. A COPY OF THE LETTER AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICES OF THIS CORPORATION.

16.      FEDERAL SECURITIES ACT REPRESENTATIONS

         16.1 COMPLIANCE WITH LAW. The STOCKHOLDERS acknowledge that the shares of MARINEMAX Stock to be delivered to the STOCKHOLDERS pursuant to this Agreement have not been and will not be registered under the Act and therefore may not be resold without compliance with the Act. The MARINEMAX Stock to be acquired by such STOCKHOLDERS pursuant to this Agreement is being acquired solely for their own respective accounts, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution. The STOCKHOLDERS covenant, warrant and represent that none of the shares of MARINEMAX Stock issued to such STOCKHOLDERS will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Act and the rules and regulations of the SEC. The certificates evidencing the MARINEMAX Stock delivered to the

STOCKHOLDERS pursuant to this Agreement will bear a legend substantially in the form set forth below and containing such other information as MARINEMAX may deem necessary or appropriate:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF SUCH ACTS. THE SHARES MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SUCH ACTS OR THE RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

         16.2 ECONOMIC RISK; SOPHISTICATION. The STOCKHOLDERS are able to bear the economic risk of an investment in the MARINEMAX Stock to be acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment in the MARINEMAX Stock. The STOCKHOLDERS have had an adequate opportunity to ask questions and receive answers from the officers of MARINEMAX concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers of MARINEMAX, the business, operations and financial condition of the Other Founding Companies, and any plans for additional acquisitions and the like. The STOCKHOLDERS have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.

17.      GENERAL

         17.1 COOPERATION. COMPANY, the STOCKHOLDERS, MARINEMAX and NEWCO shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. COMPANY will cooperate and use its reasonable efforts to have the present officers, directors and employees of COMPANY cooperate with MARINEMAX on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods ending at or prior to the Effective Time.

         17.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of MARINEMAX, and the heirs and legal representatives of the STOCKHOLDERS.

         17.3 ENTIRE AGREEMENT. This Agreement (including the Schedules and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the STOCKHOLDERS, COMPANY, NEWCO and MARINEMAX and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the

STOCKHOLDERS, COMPANY, NEWCO and MARINEMAX, acting through their respective officers, duly authorized by their respective Boards of Directors.

         17.4 COUNTERPARTS. This Agreement may be executed simultaneously in counterparts, all of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         17.5 BROKERS AND AGENTS. Except as disclosed on Schedule 17.5, each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other parties hereto against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

         17.6 EXPENSES. Whether or not the transactions herein contemplated shall be consummated, MARINEMAX will pay the fees, expenses and disbursements of MARINEMAX and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by MARINEMAX under this Agreement, including the fees and expenses of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., Arthur Andersen, L.L.P., and any other person or entity retained by MARINEMAX. Each STOCKHOLDER shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") imposed in connection with the Merger, other than Transfer Taxes, if any, imposed by the State of Delaware. Each STOCKHOLDER shall file all necessary documentation and Returns with respect to such Transfer Taxes. In addition, each STOCKHOLDER acknowledges that he or she, and not COMPANY or MARINEMAX, will pay all taxes due upon receipt of the consideration payable pursuant to Section 2 hereof, and will assume all tax risks and liabilities of such STOCKHOLDER in connection with the transactions contemplated hereby.

         17.7 NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

                  (a)      If to MARINEMAX, or NEWCO, addressed to them at:

                           MarineMax, Inc.
                           18167 U.S. Highway 19 North, Suite 499
                           Clearwater, Florida  33764
                           Attn: William H. McGill, Jr.

                           with copies to:

                           O'Connor Cavanagh
                           One East Camelback Road
                           Suite 1100
                           Phoenix, Arizona 85012
                           Attn: Robert S. Kant, Esq. and John B. Furman, Esq.

                  (b)      If to the STOCKHOLDERS, addressed to them at:

                           Stockholder 1:

                           Barry Marshall
                           5432 Brandy Circle
                           Ft. Myers, Florida 33919

                           Stockholder 2:

                           Dana Marshall King
                           14340 Hampton Lake C
                           Ft. Myers, Florida 33908

                           Stockholder 3:

                           Jerry Marshall
                           Gulfwind South, Inc.
                           14070 McGregor Blvd.
                           Ft. Myers, Florida 33919

                           Stockholder 4:

                           Gerald Pedigo
                           P. O. Box 99076
                           15465 Las Planideras
                           Rancho Santa Fe, California 92067

                           with copies to:

                           Mayor, Day, Caldwell & Keeton, L.L.P.
                           700 Louisiana, Suite 1900
                           Houston, Texas  77002
                           Attn:  Roy E. Bertolatus, Esq.

                  (c)      If to COMPANY, addressed to it at:

                           Gulfwind South, Inc.
                           14070 McGregor Blvd.
                           Ft. Myers, Florida  33919
                           Attention:  Jerry Marshall
                           with copies to:

                           Mayor, Day, Caldwell & Keeton, L.L.P.
                           700 Louisiana, Suite 1900
                           Houston, Texas  77002
                           Attn:  Roy E. Bertolatus, Esq.

or to such other address or counsel as any party hereto shall specify pursuant to this Section 17.7 from time to time.

         17.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware, notwithstanding any conflict of laws principles applicable in such state.

         17.9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties made herein and at the time of the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties until the Expiration Date.

         17.10 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

         17.11 TIME. Time is of the essence with respect to this Agreement.

         17.12 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         17.13 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

         17.14 CAPTIONS. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

         17.15 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of MARINEMAX, NEWCO, COMPANY and the STOCKHOLDERS who hold or who will hold at least 50% of the MARINEMAX Stock issued or to be issued upon consummation of the Merger. Any amendment or waiver effected in accordance with this Section 17.15 shall be binding upon each of the parties hereto, any other person receiving MARINEMAX Stock in connection with the Merger and each future holder of such MARINEMAX Stock.

         17.16 EXECUTION BY FACSIMILE; DELIVERY OF ORIGINAL SIGNED AGREEMENT. This Agreement may be executed by facsimile, and shall be deemed effectively executed upon the receipt by all parties hereto of the last page of this Agreement duly executed by the other parties hereto. Each party to this Agreement agrees to deliver six (6) original, inked and signed copies of the execution page of this Agreement within four (4) days of faxing the executed last page hereof.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


MARINEMAX:


MARINEMAX, INC., a Delaware corporation



By:  /s/
     ___________________________________

Name:___________________________________

Title:__________________________________



NEWCO:


GULFWIND SOUTH ACQUISITION CORP.,
a Delaware corporation



By:  /s/
     ___________________________________

Name:___________________________________

Title:__________________________________



COMPANY:


GULFWIND SOUTH, INC.,
a Florida corporation


By:  /s/
     ___________________________________

Name:___________________________________

Title:__________________________________







STOCKHOLDERS:



/s/ Barry Marshall
_______________________________________
Barry Marshall



/s/ Dana Marshall King
_______________________________________
Dana Marshall King



/s/ Jerry Marshall
_______________________________________
Jerry Marshall


/s/ Gerald Pedigo
_______________________________________
Gerald Pedigo

                                CONSENT OF SPOUSE

         The undersigned spouse of Jerry Marshall, who is a party to the foregoing Agreement and Plan of Organization, pertaining to the merger of Gulfwind South Acquisition Corp., a Delaware corporation with and into Gulfwind South, Inc., a Florida corporation (the "Agreement"), hereby declares, contemporaneously with the execution of the Agreement, that she has read the Agreement in its entirety, and being fully convinced of the wisdom of the terms of the Agreement, and in consideration of the premises and of the provisions of the Agreement, hereby expresses her consent to the execution and consummation of the Agreement by Jerry Marshall.

         The undersigned further agrees that in the event of the death of Jerry Marshall, the dissolution of their marriage, or any occurrence contemplated by the Agreement that gives rise to any liability or obligation of Jerry Marshall, the provisions of the Agreement shall be binding upon her to the extent of any community property she may now have or hereafter acquire, and any and all separate property that she hereafter acquires which arises (directly or indirectly) from any consideration given to Jerry Marshall pursuant to the Agreement or any agreement executed in connection thereto.

         The undersigned further agrees that she will, at any and all times, make, execute and deliver such instruments and documents as may be reasonable necessary to carry out the provisions of the Agreement, provided that no such documents require the incurring of any liabilities in excess of that already provided in the Agreement.

         Dated this ____ day of January, 1998.

                                             /s/
                                             ___________________________________


State of _________________ )
                           )ss.
County of ________________ )

         The foregoing was acknowledged before me this ___ day of January, 1998 by _____________.


                                             ___________________________________
                                             Notary Public

                                CONSENT OF SPOUSE

         The undersigned spouse of Dana Marshall, who is a party to the foregoing Agreement and Plan of Organization, pertaining to the merger of Gulfwind South Acquisition Corp., a Delaware corporation with and into Gulfwind South, Inc., a Florida corporation (the "Agreement"), hereby declares, contemporaneously with the execution of the Agreement, that she has read the Agreement in its entirety, and being fully convinced of the wisdom of the terms of the Agreement, and in consideration of the premises and of the provisions of the Agreement, hereby expresses her consent to the execution and consummation of the Agreement by Dana Marshall.

         The undersigned further agrees that in the event of the death of Dana Marshall, the dissolution of their marriage, or any occurrence contemplated by the Agreement that gives rise to any liability or obligation of Dana Marshall, the provisions of the Agreement shall be binding upon her to the extent of any community property she may now have or hereafter acquire, and any and all separate property that she hereafter acquires which arises (directly or indirectly) from any consideration given to Dana Marshall pursuant to the Agreement or any agreement executed in connection thereto.

         The undersigned further agrees that she will, at any and all times, make, execute and deliver such instruments and documents as may be reasonable necessary to carry out the provisions of the Agreement, provided that no such documents require the incurring of any liabilities in excess of that already provided in the Agreement.

         Dated this ____ day of January, 1998.

                                             /s/
                                             ___________________________________


State of _________________ )
                           )ss.
County of ________________ )

         The foregoing was acknowledged before me this ___ day of January, 1998 by _____________.


                                             ___________________________________
                                             Notary Public

                                CONSENT OF SPOUSE

         The undersigned spouse of Barry Marshall, who is a party to the foregoing Agreement and Plan of Organization, pertaining to the merger of Gulfwind South Acquisition Corp., a Delaware corporation with and into Gulfwind South, Inc., a Florida corporation (the "Agreement"), hereby declares, contemporaneously with the execution of the Agreement, that she has read the Agreement in its entirety, and being fully convinced of the wisdom of the terms of the Agreement, and in consideration of the premises and of the provisions of the Agreement, hereby expresses her consent to the execution and consummation of the Agreement by Barry Marshall.

         The undersigned further agrees that in the event of the death of Barry Marshall, the dissolution of their marriage, or any occurrence contemplated by the Agreement that gives rise to any liability or obligation of Barry Marshall, the provisions of the Agreement shall be binding upon her to the extent of any community property she may now have or hereafter acquire, and any and all separate property that she hereafter acquires which arises (directly or indirectly) from any consideration given to Barry Marshall pursuant to the Agreement or any agreement executed in connection thereto.

         The undersigned further agrees that she will, at any and all times, make, execute and deliver such instruments and documents as may be reasonable necessary to carry out the provisions of the Agreement, provided that no such documents require the incurring of any liabilities in excess of that already provided in the Agreement.

         Dated this ____ day of January, 1998.

                                             /s/
                                             ___________________________________


State of _________________ )
                           )ss.
County of ________________ )

         The foregoing was acknowledged before me this ___ day of January, 1998 by _____________.


                                             ___________________________________
                                             Notary Public




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